                            ASSET PURCHASE AGREEMENT



                                    BETWEEN



                          3014597 Nova Scotia Company,
                   a Nova Scotia unlimited liability company


                                      AND


                         LAWSON MARDON PACKAGING INC.,
                             an Ontario corporation


                                January 31, 1998

TABLE OF CONTENTS

ARTICLE I     .........................................................  1
DEFINITIONS   .........................................................  1


ARTICLE II         .....................................................  8
THE TRANSACTION ........................................................  8


     Section 2.1  Agreement to Purchase and Sell Assets...................8
     Section 2.2  Assumption of Liabilities...............................10
     Section 2.3  Purchase Price, Escrow..................................11
     Section 2.4  Adjustment to Purchase Price............................11
     Section 2.5  The Closing.............................................13
     Section 2.6  Deliveries at the Closing...............................13
     Section 2.7  Allocation..............................................14
     Section 2.8  Transfer Taxes,  Etc....................................15
     Section 2.9  ........................................................15


ARTICLE III        .......................................................15
REPRESENTATIONS AND WARRANTIES OF THE SELLER..............................15


     Section 3.1  Capitalization..........................................15
     Section 3.2  Organization of the Seller..............................15
     Section 3.3  Authorization of Transaction............................16
     Section 3.4  Non-contravention.......................................16
     Section 3.5  Brokers' Fees...........................................16
     Section 3.6  Title to Assets.........................................16
     Section 3.7  Financial Statements....................................16
     Section 3.8  Events Subsequent to Most Recent Fiscal Year End........17
     Section 3.9  Legal Compliance........................................17
     Section 3.10 Real Property...........................................17
     Section 3.11 Intellectual Property...................................18
     Section 3.12 Contracts...............................................18
     Section 3.13 Powers of Attorney......................................18
     Section 3.14 Litigation..............................................18
     Section 3.15 Employee Benefits.......................................19
     Section 3.16 Environmental...........................................19
     Section 3.17 Easements, Condemnation, Etc............................21
     Section 3.18 Condition of Assets.....................................21
     Section 3.19 Inventory...............................................21
     Section 3.20 Product Warranty and Liability..........................21
     Section 3.21 Accounts Receivable.....................................21
     Section 3.22 Permits and Licenses....................................22
     Section 3.23 Labor Matters...........................................22
     Section 3.24 Capital Expenditures....................................22
     Section 3.25 Public Services and Utilities...........................22
     Section 3.26 Solvency................................................22
     Section 3.27 Canada Non-Resident.....................................22
     Section 3.28 Customers and Vendors...................................23


                                   -i-


     Section 3.29 Disclaimer of other Representations and Warranties......23
     Section 3.30 Tax Matters.............................................23
     Section 3.31 Insurance...............................................24
     Section 3.32 Completeness, no Misrepresentations.....................24
     Section 3.33 [intentionally deleted].................................24
     Section 3.34 Certified Amount........................................24


ARTICLE IV         .......................................................24
REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................24


     Section 4.1  Organization of the Buyer...............................24
     Section 4.2  Authorization of Transaction............................24
     Section 4.3  Non-contravention.......................................24
     Section 4.4  Financing...............................................25
     Section 4.5  Brokers' Fees...........................................25
     Section 4.6  [intentionally deleted].................................25


ARTICLE V          .......................................................25
PRE-CLOSING COVENANTS.....................................................25

     Section 5.1  General.................................................25
     Section 5.2  Notices and Consents....................................25
     Section 5.3  Operation of Business...................................27
     Section 5.4  Full Access.............................................27
     Section 5.5  Confidentiality Public Announcement.....................27
     Section 5.6  Notice of Developments..................................28
     Section 5.7  Exclusivity.............................................28
     Section 5.8  Competition Act.........................................29


ARTICLE VI         .......................................................29
CONDITIONS TO OBLIGATION TO CLOSE.........................................29


     Section 6.1  Conditions to Obligation of the Buyer...................29
     Section 6.2  Conditions to Obligation of the Seller..................31


ARTICLE VII        .......................................................32
POST-CLOSING COVENANTS....................................................32


     Section 7.1  Employment of Sellers' Employees........................32
     Section 7.2  Employee Benefits Matters...............................33
     Section 7.3  Non-competition.........................................33
     Section 7.4  Access to Records.......................................34
     Section 7.5  Further Assurances......................................35
     Section 7.6  Tax Collection and Information Reporting Obligations....35
     Section 7.7  Accounts Receivable.....................................35
     Section 7.8  No Merger, etc..........................................35


                                      -ii-

ARTICLE VIII       ........................................................36
TERMINATION        ........................................................36


     Section 8.1   Termination of Agreement...............................36
     Section 8.2   Effect of Termination..................................36


ARTICLE IX         .......................................................36
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.....................36


     Section 9.1  Survival of Representations,
                  Warranties and Covenants................................36


ARTICLE X         ........................................................37
INDEMNIFICATION   37


     Section 10.1 Indemnity by Seller.....................................37
     Section 10.2 Indemnity by the Buyer..................................38
     Section 10.3 Indemnification Claims..................................39
     Section 10.4 Provisions Regarding Indemnities........................40
     Section 10.5 Subrogation.............................................40
     Section 10.6 Exclusivity.............................................41


ARTICLE XI       .........................................................41
MISCELLANEOUS     41


     Section 11.1 No Third-Party Beneficiaries............................41
     Section 11.2 Entire Agreement........................................41
     Section 11.3 Succession and Assignment...............................41
     Section 11.4 Counterparts............................................41
     Section 11.5 Headings................................................41
     Section 11.6 Notices.................................................41
     Section 11.7 Governing Law...........................................42
     Section 11.8 Amendments and Waivers..................................42
     Section 11.9 Severability............................................42
     Section 11.10 Expenses...............................................43
     Section 11.11 Construction...........................................43
     Section 11.12 Incorporation of Exhibits and Schedules................43
     Section 11.13 Bulk Transfer and Similar Laws.........................43
     Section 11.14 Consent to Jurisdiction. Service and Venue.............43
     Section 11.15 Equitable Relief.......................................43
     Section 11.16 Time of Essence........................................44
     Section 11.17 No Waiver..............................................44
     Section 11.18 LMP USA Acquisition Agreement..........................44
     Section 11.19 Fax Execution .........................................44


                                     -iii-


     SCHEDULES


     Schedule 1               Knowledge of Seller
     Schedule 2.1             Excluded Assets and Acquired Assets
     Schedule 2.1             Excluded Assets and Acquired Assets
     Schedule 2.1(a)          Inventory
     Schedule 2.1(b)          Equipment
     Schedule 2.1(c)          Contracts
     Schedule 2.1(d)          Real Property
     Schedule 2.1(e)          Real Property Leases
     Schedule 2.1(f)          Personal Property Leases
     Schedule 2.1(g)          Intellectual Property
     Schedule 2.1(i)          Permits and Licenses
     Schedule 2.1(j)          Accounts Receivable
     Schedule 2.2             Excluded Liabilities
     Schedule 2.2(f)          Debt Instrument
     Schedule 2.2(h)          Employment Agreements
     Schedule 2.4(a)          December 31, 1997
                              Net Working Capital Statement
     Schedule 2.7             Allocation
     Schedule 3.1             Capitalization
     Schedule 3.2             Organization of the Seller
     Schedule 3.4             Non-contravention
     Schedule 3.6             Title to Assets
     Schedule 3.9             Legal Compliance
     Schedule 3.10 (b)        Title Exceptions
     Schedule 3.11            Intellectual Property
     Schedule 3.12            Contracts
     Schedule 3.14            Litigation
     Schedule 3.15            Employee Benefit Plans
     Schedule 3.16            Environmental, Health and Safety Matters
     Schedule 3.22            Permits and Licenses
     Schedule 3.23            Labor Controversies
     Schedule 3.24            Capital Expenditures
     Schedule 3.28            Customers and Vendors
     Schedule 3.31            Insurance
     Schedule 3.8             Events Subsequent to Most Recent Fiscal
                              Year End
     Schedule 5.2(b)          Material Contracts Requiring Consent
     Schedule 7.1             Acquired Employees

     EXHIBITS

     Exhibit 2.3              Escrow Agreement
     Exhibit 2.6              Assumption Agreement
     Exhibit 3.7              Financial Statements
     Exhibit 6.1(a)-(d)       Opinion(s) of Seller's Counsel
     Exhibit 6.1(l)           License Agreement
     Exhibit 6.2              Opinion(s) of Buyer's Counsel


                            ASSET PURCHASE AGREEMENT


          THIS AGREEMENT is made and entered into as of this 31ST day of January, 1998 between 3014597 Nova Scotia Company, a Nova Scotia unlimited liability company (the "BUYER") and Lawson Mardon Packaging Inc., an Ontario corporation (the "SELLER").


                                   RECITALS:

          WHEREAS, the Seller is in the business of manufacturing, distributing and selling glue-applied cut and roll-fed paper labels, including laminated paper labels, and in-mold labels and related products for the food, beverage, household, personal products and postcard industries (the "BUSINESS"); and

          WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, substantially all of the assets and certain liabilities of the Seller used in the conduct of the Business on the terms and conditions herein set forth;


                                   AGREEMENT:

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS


     "ACCOUNTS RECEIVABLE" has the meaning set forth in Section 2.10) (j) below.

     "ACQUIRED ASSET REQUIRING CONSENT" has the meaning set forth in Section 5.2(b) below.

     "ACQUIRED ASSETS" has the meaning set forth in Section 2.1 below.

     "AFFILIATE" means any Person who, directly or indirectly, through any number of other Persons or otherwise, controls, is controlled by or is under common control with the designated party. For purposes of this definition, control shall mean ownership, directly or indirectly, of 50% or more of the voting stock or other equity interest.

     "A-L" has the meaning set forth in Section 3.7 below.

     "ASSUMED LIABILITIES" has the meaning set forth in Section 2.2 below.

     "BUSINESS" has the meaning set forth in the Recitals above.

     "BUYER" has the meaning set forth in the preface above.

     "CANADIAN COMPETITION ACT" means the Competition Act (Canada).

     "CANADA INCOME TAX ACT" means the Income Tax Act (Canada)

     "CLAIM" means any and all claims, demands, liabilities, encumbrances, causes of action, arbitrations, audits, hearings, investigations, litigation or suits, whether in contract, tort or otherwise, whether statutory or common law, whether civil, criminal, administrative, investigative, formal or informal, in law or in equity, whether known or unknown, fixed or contingent, other than Permitted Encumbrances.

     "CLAIMANT" has the meaning set forth in Section 10.3(a) below.

     "CLAIM NOTICE" has the meaning set forth in Section 10.3(a) below.

     "CLOSING" has the meaning set forth in Section 2.5 below.

     "CLOSING DATE" has the meaning set forth in Section 2.5 below.

     "ESTIMATED CLOSING NWC STATEMENT" has the meaning set forth in Section 2.4(a) below.

     "CLOSING NWC STATEMENT" has the meaning set forth in Section 2.4(c) below.

     "COLLECTIVE BARGAINING AGREEMENTS" means:

          (a) the Collective Agreement between Lawson Mardon Label - Montreal and Syndicat International des Communications Graphiques Local 555 Montreal
     - Lithographing section;

          (b) the Collective Agreement between Lawson Mardon Label - Montreal and Syndicat International des Communications Graphiques Local 555 Montreal
     - maintenance and warehouse department;

          (c) the Collective Agreement between Lawson Mardon Label - Montreal and Syndicat International des Communications Graphiques Local 555 Montreal
     - finishing section, Montreal;

          (d) the Collective Agreement between Lawson Mardon Label - Montreal and Syndicat International des Communications Graphiques Local 555 Montreal
     - typographic press section; and

          (e) the Collective Agreement between Lawson Mardon Label P.S. and Syndicat International des Communications Graphiques Local 555 Montreal;

     "COMPETING BUSINESS" has the meaning set forth in Section 7.3(a) below.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses, assets and affairs of the Seller or Buyer, including but not limited to the Business and the Acquired Assets, that is not already generally available to the public.

     "CONTRACTS" has the meaning set forth in Section 2.1(c) below.

     "DEBT" means any and all monies owed to banks, leasing companies or other third parties, whether long-term, short-term or "line-of-credit," including all overdrafts and prepayment penalties, but shall not include the accounts payable or any amount payable with respect to operating leases.

     "DIRECTOR" means the Canadian Director of Investigation and Research appointed under the Canada Competition Act.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Article III below.

     "DISPUTED MATTER" has the meaning set forth in Section 2.4(c) below.

     "DOLLARS" or "$" means Canadian dollars, except where otherwise specifically provided.

     "EMPLOYEE BENEFIT PLAN" means any union or non-union employee benefit plans, arrangements or policies, including without limitation, any multiemployer pension, retirement, savings, profit sharing, stock option, stock purchase, deferred compensation, severance, health, life insurance, disability, dependent care, flexible spending, sick leave, vacation pay, holiday pay, employee loan, education assistance, incentive or bonus plan, policy or arrangement or any employment, indemnification, consulting or severance agreement, which Seller maintains, sponsors or contributes to on behalf of current or former employee or directors of Seller, whether written or oral.

     "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 3.12(a) below.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" shall mean all Canadian federal, provincial and local statutes, regulations, ordinances and similar provisions having the force or effect of law, concerning public health and safety, worker health and safety, and pollution or protection of the environment, as enacted and in effect on or prior to the Closing Date.

     "EQUIPMENT" has the meaning set forth in Section 2.1(b) below.

     "ESCROW AGENT" has the meaning set forth in Section 2.3 below.

     "ESCROW AGREEMENT" has the meaning set forth in Section 2.3 below.

     "EXCISE TAX ACT" means the EXCISE TAX ACT  (Canada)

     "EXCLUDED ASSETS" has the meaning set forth in Section 2.1 below.

     "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.2 below.

     "FINAL CLOSING STATEMENT" has the meaning set forth in Section 2.4(d) below.

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.7 below.

     "GOVERNMENTAL AUTHORITY" means the government of Canada, any province, municipality, territory, possession or political subdivision thereof, and any department, agency or other entity exercising executive, legislative, regulatory or administrative functions or powers of or pertaining to any of the foregoing.

     "GST" has the meaning set forth in Section 2.7(e) below.

     "HAZARDOUS MATERIALS" means any substance, material or waste which is in a form regulated by any Governmental Authority because of possible effect on public health and safety, worker health and safety, or the environment, including, without limitation, any such substance, material or waste (a) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "regulated substance" or "restricted hazardous waste" under any applicable Environmental, Health and Safety Law, and (b) petroleum, including crude oil and any fraction thereof and any refined petroleum products and derivatives thereof.

     "IAS" means the International Accounting Standards promulgated by the International Accounting Standards Committee as in effect from time to time.

     "INDEMNIFIED PARTIES" has the meaning set forth in Section 10.3(b) below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 10.3(b) below.

     "INTELLECTUAL PROPERTY" has the meaning set forth in Section 2.1(g) below.

     "INVENTORY" has the meaning set forth in Section 2.1(a) below.

     "INVESTMENT CANADA ACT" means the INVESTMENT CANADA ACT  (Canada).

     "KNOWLEDGE OF THE SELLER" means to the knowledge of the current managers of the Business set forth in Schedule 1 and the knowledge of the senior management of the Seller or LMP USA.

     "LICENSE AGREEMENT" has the meaning set forth in Section 6.1(1) below.

     "LMP USA" means Lawson Mardon Packaging USA Inc., a Delaware corporation.

     "LMP USA ACQUISITION AGREEMENT" means that certain Asset Purchase Agreement of even date herewith, by and between LMP USA and Mail-Well I Corporation.

     "LOSSES" has the meaning set forth in Section 10.1 below.

     "MATERIAL ADVERSE EFFECT" means:

          (i) an adverse effect of Cdn$150,000 or more on the financial condition or results of operation of the Business;

          (ii) if an adverse effect on the Business is not reasonably quantifiable in monetary terms pursuant to (i) above, a material and adverse effect with respect to the Business that would affect the willingness of a reasonable buyer to enter into and perform the transactions contemplated hereby, or that would have a material adverse effect on the operations or prospects of the Business taken as a whole.

     "MATERIAL CONTRACTS REQUIRING CONSENT" has the meaning set forth in
Section 5.2(b) below.

     "NET WORKING CAPITAL" means total Inventories, trade Accounts Receivable, associated receivables of the Business, reserves for bad debts, other current assets, trade payables, associated payables of the Business and other accruals, in each case calculated in a manner consistent with Schedule 2.4(a), to the extent transferred to and assumed by Buyer at Closing.

     "NEUTRAL ACCOUNTANTS" has the meaning set forth in Section 2.4(c) below.

     "NOTICE OF DISAGREEMENT" has the meaning set forth in Section 2.4(c) below.

     "OPEN ORDERS" has the meaning set forth in Section 2.1(1) below.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent past custom and practice (including with respect to quantity and frequency).

     "PENSION BENEFITS ACT" means the Pension benefits Act (Ontario).

     "PERMITS AND LICENSES" has the meaning set forth in Section 2.1(i) below.

     "PERMITTED ENCUMBRANCES" means:

          (i)  with respect to the Acquired Assets that are not Real Property
(a) any Security Interests for Taxes, assessments or other charges or levies by a Governmental Authority not yet due and payable (b) Assumed Liabilities, including Assumed Liabilities pertaining to a Contract and (c) any Security Interest set forth in Schedule 3.6;

          (ii) with respect to the Acquired Assets that are Real Property (a) any Security Interests for municipal property taxes, local improvement assessments or taxes, or other taxes, assessments or recoveries relating to the Real Property which are not at the time due or payable, (b) all reservations, limitations, provisos and conditions expressed in the original grant from the Crown provided that same do not constitute a Materially Adverse Effect, (c) any encroachments or defects, if any, which are or would be disclosed by any survey of the Real Property (subject to the final proviso of this definition), (d) any subdivision, development, site plan or any other agreement with any Governmental Authority having jurisdiction over the Real Property, provided same have been complied with, (e) any registered or unregistered licenses, easements, rights-of-way, rights in the nature of easements and agreements with respect thereto which relate to the provision of utilities or services to the Real Property or any other lands (including, without limitation, agreements, easements, licenses, rights-of-way and interests in the nature of easements for access, sewers, drains, gas, steam, watermains, electrical light and power, telephone or telegraphic conduits, poles, wires, cables and other similar utilities or services), (f) all restrictions and restrictive covenants that run with the land, provided same have been complied with and do not constitute a Material Adverse Effects, (g) defects or irregularities in title which are of a minor nature and in the aggregate will not materially affect the use or marketability of the parcel of Real Property in question, taken as a whole, (h) any notices of lease or leases and notices of security interest against leasehold interests which are registered against title to the Real Property, where the tenant is in possession, (i) the qualifications contained in the Land Titles Act (Ontario) if applicable and (j) any Security Interest set forth on SCHEDULE 3.6;

          (iii) any Security Interest pertaining exclusively to any of the Permitted Encumbrances set forth in clauses (i) and (ii) above; and

           (iv) any other Security Interest which the Buyer approves in writing as a Permitted Encumbrance;

PROVIDED, HOWEVER, that "Permitted Encumbrances" shall not include any encroachment or defect that would materially affect the use or marketability of any parcel of Real Property in question, taken as a whole, and that is disclosed in a Survey of which the Seller is notified in writing (with a copy of such Survey) within six (6) months after the Closing.

     "PERSON" means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, company or Governmental Authority.

     "PERSONAL PROPERTY LEASES" has the meaning set forth in Section 2.l(f) below.

     "PRELIMINARY NWC STATEMENT" has the meaning set forth in Section 2.4(a).

     "PREMISES" means the facilities located at 128 Oak Street, Leamington, Ontario and 2277 Autoroute des Laurentides, Laval, Quebec.

     "PRODUCTS" has the meaning set forth in Section 3.20 below.

     "PUBLIC ANNOUNCEMENT" has the meaning set forth in Section 5.5(b) below.

     "PURCHASE PRICE" has the meaning set forth in Section 2.3 below.

     "QST" has the meaning set forth in Section 2.7(e) below.

     "QUEBEC SALE OF ENTERPRISE LEGISLATION" means the provisions of the CIVIL CODE OF QUEBEC, dealing with the sale of an enterprise.

     "QUEBEC SALES TAX ACT" has the meaning set forth in Section 11.13 below.


     "QUEBEC TAXATION ACT" means the Taxation Act (Quebec).

     "REAL PROPERTY" has the meaning set forth in Section 2.1(d) below.

     "REAL PROPERTY LEASES" has the meaning set forth in Section 2.1(e) below.

     "RECORDS" has the meaning set forth in Section 2.l(h) below.

     "REQUIRED APPROVALS" has the meaning set forth in Section 5.2(a) below.

     "REVENUE CANADA" means Revenue Canada Customs, Excise and Taxation.

     "SECURITY INTEREST" means any mortgage, chattel mortgage, conditional sales contract, hypothec (legal or conventional), priority, pledge, lien, easement, encumbrance, charge, deemed trust, indenture or other security interest.

     "SELLER" has the meaning set forth in the preface above.

     "SUPPLEMENTAL PENSION PLANS ACT" means the Supplemental Pension Plans Act, (Quebec).

     "SURVEY" means a current survey of the Real Property made, at the Buyer's sole expense, by a registered professional surveyor reasonably acceptable to the Seller.

     "TAXES" in the plural and "TAX" in the singular means all Canadian federal, provincial or local net or gross income, gross receipts, capital, consumption, workmen's compensation, large corporations, goods and services, sales, use, real property gains or transfer, ad valorem, value-added, production, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts, save and except "Taxes" and "Tax" shall not include Transfer Taxes.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 10.3(c) below.

     "TRANSFER TAXES" has the meaning set forth in Section 2.2(a) below.

     "UNION EMPLOYEE BENEFIT PLANS" means the Employee Benefit Plans instituted and maintained by the Seller pursuant to a Collective Bargaining Agreement, specifically for the benefit of employees covered by any such Collective Bargaining Agreement.

                                   ARTICLE II
                                THE TRANSACTION


          Section 2.1 AGREEMENT TO PURCHASE AND SELL ASSETS. On the terms and subject to the conditions of this Agreement, and in reliance on the representations, warranties, covenants and agreements forth in this Agreement, the Buyer shall purchase and acquire from the Seller, and the Seller shall sell, convey, assign, transfer, grant and deliver to the Buyer, or any Affiliate of the Buyer which the Buyer may designate, all of the Seller's right, title and interest in and to the property, assets and undertakings used or useful in connection with the conduct or operation of the Business as a going concern at the time of Closing, except for the assets, if any, described on attached SCHEDULE 2.1 (the "EXCLUDED ASSETS"), including without limitation the following (collectively, the "ACQUIRED ASSETS"):

          (a) INVENTORY. All inventories of raw materials, work-in-process, finished goods, operating supplies and packaging materials, wherever located, used or useful in the operation of the Business, or located at the Premises, including, without limitation, all such inventory listed on Schedule 2.1(a) (the "Inventory").

          (b) EQUIPMENT. All machinery, equipment, furniture, office equipment, computer equipment and peripherals, automobiles, other vehicles, parts, leasehold improvements, fixed assets, items held by others for the Seller in storage and all other personal property owned by the Seller that are used or useful in the operation of the Business, or located at the Premises, including, without limitation, all of the equipment listed on
SCHEDULE 2.1(b), together with all express and implied warranties by the manufacturers or sellers of those items, and all maintenance records, brochures, catalogues and other documents relating to those items or to the installation or functioning of those items, except to the extent that such equipment or other property has become affixed to leased real property such that it would constitute a fixture under applicable law (the "EQUIPMENT").

          (c) CONTRACTS. All of the Seller's right, title and interest (but not obligations, except to the extent specifically included in the Assumed Liabilities, as defined below) in and to all its contracts, agreements, supplier purchase orders, and other commitments relating to the Business and all benefits thereto (excluding real property leases and personal property leases other than as described in Sections 2.1(e) and 2.1(f) below), including but not limited to all such commitments identified on Schedule 2.1(c), and any security or similar deposits relating to those commitments (the "Contracts").

          (d) REAL PROPERTY. All real property or immovable property listed on SCHEDULE 2.1(d), together with all plants, buildings, structures, erections, improvements, appurtenances and fixtures situated thereon or forming a part thereof (the "REAL PROPERTY").

          (e) REAL PROPERTY LEASES. All real property or immovable property leases listed on Schedule 2.1(e), all benefits thereof and any security or similar deposits relating to those leases (the "REAL PROPERTY LEASES").

          (f) PERSONAL PROPERTY LEASES. All leases for all leased personal or movable property located at the Premises or otherwise listed on Schedule 2.1(f), all benefits thereof and any security or similar deposits relating to those leases (the "Personal Property Leases").

          (g) INTELLECTUAL PROPERTY. All registered and unregistered domestic and foreign patents, patent applications, inventions upon which patent applications have not yet been filed, service marks, trade names, trademarks, trademark registrations and applications, logos, copyrighted works, copyright registrations and applications, trade secrets, formulae, technology, designs, processes, software, software applications, inventions, know-how and other intellectual property rights, currently owned, possessed or used under license from third parties by the Seller in connection with the operation of the Business, including but not limited to those listed on SCHEDULE 2.1(g) (the "INTELLECTUAL PROPERTY").

         (h) RECORDS. All records, customer and supplier lists, payroll and personnel records, product information, product drawings, production documentation, material specifications, equipment lists, formulae, specifications, drawings, plans, reports, data, notes, correspondence, contracts, labels, catalogues, brochures, art work (except personal objects which belong to employees), photographs, advertising materials, marketing and production literature, files, instruction or maintenance manuals for Equipment, R&D documents and other records and documents relating to the Business in the Seller's possession, power or control, including the Seller's books of account, ledgers and other financial records specifically relating to the Business, but excluding income tax records (the "RECORDS").

          (i) PERMITS AND LICENSES. All permits, licenses, orders, franchises, authorizations and approvals relating to or maintained as part of the Business, including without limitation those listed on Schedule 2.1(i) (the "PERMITS AND LICENSES").

          (j) ACCOUNTS RECEIVABLE. All of the Seller's accounts receivable, notes receivable, book debts and other debts of the Business relating to the Business and reflected on the Final Closing Statement or the Closing NWC Statement, as the case may be, including but not limited to those listed on
SCHEDULE 2.1(j) (but exclusive of rebates, refunds and insurance claims not included as receivables on the Final Closing Statement or the Closing NWC Statement, as the case may be) (the "ACCOUNTS RECEIVABLE").

          (k) INTANGIBLE PROPERTY RIGHTS. All of the Seller's choses in action, claims and intangible property rights or rights to recovery or offset of any kind or character arising from or concerning the Business, including, without limitation, restrictive covenants, confidentiality obligations and similar obligations.

          (l) OPEN ORDERS. All of the Seller's open orders for goods and services with customers of the Business and any additional such open orders entered into by the Seller in the Ordinary Course of Business (the "OPEN ORDERS"), together with related purchase orders, contracts, subcontracts and accounts receivable and credit support associated with such Open Orders.

          (m) GOODWILL. All goodwill of the Business as a going concern, including the exclusive right to represent itself as carrying on the Business in succession to the Seller, subject always to the provisions of the License Agreement and that the name "Lawson Mardon Packaging", is included among the Excluded Assets.

          (n) PRE-PAID EXPENSES. All pre-paid expenses of the Seller relating to the Business to the extent reflected in the Final Closing Statement or the Closing NWC Statement, as the case may be.

The Acquired Assets shall be transferred to Buyer free and clear of any and all Claims, Security Interests, Debts, obligations and other restrictions, except for the Permitted Encumbrances.

          Section 2.2 ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible on the Closing Date, for the liabilities and obligations of the Seller relating to or arising out of the conduct or operation of the Business or the ownership of the Acquired Assets on and after, but not before the Closing Date (except as specifically agreed otherwise in sections 2.2(c), (d) and (e), which relate to the period prior to the Closing Date) (collectively, the "ASSUMED LIABILITIES"), including:

          (a) One-half of all liabilities for federal, provincial or local transfer, sales, use, documentary, stamp, recordation and other similar taxes, duties or other expenses (including, for greater certainty, the filing fees payable under the Canadian Competition Act but not including any income or capital gains taxes payable by the Seller, if any) arising in connection with the consummation of the transactions contemplated hereby (collectively, the "TRANSFER TAXES").

          (b) All liabilities and obligations of the Seller under the agreements, contracts, leases, licenses and other arrangements referred to in the definition of Acquired Assets that are specifically assigned to the Buyer or held in trust for the Buyer's benefit pursuant to Section 5.2(b).

          (c) All liabilities and obligations of the Seller relating to the Business to the extent reflected on the Final Closing Statement or, if a Final Closing Statement is not required to be delivered pursuant to Section 2.4, all liabilities and obligations of the Seller relating to the Business to the extent reflected on the Closing NWC Statement provided by the Seller to the Buyer and finally accepted thereby under Section 2.4.

          (d) All liabilities and obligations relating to termination pay, severance pay or damages arising out of the Buyer failing to give reasonable notice of termination of employment, on or after the Closing Date, including any deemed termination by Seller arising at law on the sale of the Business, to the employees to whom the Buyer is required to make offers of employment pursuant to Section 7.1 hereof, including in respect of their period of service both before and after the Closing Date, provided that Buyer shall not be liable under the preceding clause of Section

2.2(d) hereof in respect of any employees who are at the time of Closing on sick leave, long term disability, sabbatical or other extended leave as set forth in Schedule 7.1 if such employees do not report to work within six (6) months of Closing or, if they so report to work, are unwilling or unable to substantially perform the duties for which they were previously employed, any and all other such liabilities and obligations in respect of any employees of the Business to be for the account of the Seller.

          (e) All liabilities and obligations of the Seller, if any, set out in SCHEDULE 2.2(e), entitled "Assumed Liabilities".

          (f) The debt of the Seller under the agreement with the Federal Office of Regional Development (Quebec) dated March 3, 1993 annexed as
Schedule 2.2(f) in an amount, not to exceed Cdn.$1,000,000, specified in a certificate of an officer of the Seller delivered to the Buyer at Closing (the "CERTIFIED AMOUNT")

          (g) All liabilities and obligations of the Seller under the Collective Bargaining Agreements.

          (h)  All liabilities and obligations of the Seller under the two
(2) employment agreements described in Schedule 2.2(h).

The Buyer will not assume or have any responsibility with respect to (i) any obligation or liability of the Seller relating to or arising out of the conduct or operation of the Business or the ownership of the Acquired Assets or the Premises before, but not on and after the Closing Date, that is not included in the definition of Assumed Liabilities or (ii) with respect to the obligations or liabilities of the Seller set forth on SCHEDULE 2.2 (collectively, the "EXCLUDED LIABILITIES").

          Section 2.3 PURCHASE PRICE, ESCROW. The Buyer agrees to pay the Canadian equivalent of the sum of U.S.$35,728,000 (Thirty Five Million, Seven Hundred and Twenty Eight Thousand United States Dollars), payable in Canadian dollars converted at Closing in the manner provided in Section 2.9, less the Certified Amount, to Seller on account of the Acquired Assets (the "PURCHASE PRICE"). An amount equal to the Canadian equivalent of U.S.$1,000,000 (One Million United States Dollars), payable in Canadian dollars converted at Closing in the manner provided in Section 2.9, of the Purchase Price shall be deposited into an interest-bearing escrow account with (the "ESCROW AGENT") pursuant to the terms of an Escrow Agreement substantially in the form of
Exhibit 2.3 (the "ESCROW AGREEMENT") on the Closing Date, by wire transfer or delivery of other immediately available funds, and the balance of the Purchase Price shall be paid to the Seller at Closing, by wire transfer or delivery of other immediately available funds.

          Section 2.4  ADJUSTMENT TO PURCHASE PRICE.

          (a) Attached hereto as Schedule 2.4(a) is a statement of the estimated Net Working Capital of the Business as of December 31, 1997, prepared in accordance with IAS and A-L's accounting policies applied on a consistent basis with the Financial Statements (the "Preliminary NWC Statement"). Not later than three (3) business days prior to the Closing Date, the Seller shall conduct an inventory of the

Business, observed by the Buyer and, at the Closing Date, shall furnish to Buyer (i) an estimate of the Net Working Capital of the Business calculated as of the close of business on the Closing Date, prepared in accordance with IAS and A-L's accounting policies applied on a consistent basis with the Financial Statements (as defined in Section 3.7 below) and the Preliminary NWC Statement and expressed in Canadian dollars (the "ESTIMATED NWC STATEMENT"), PROVIDED, HOWEVER, that the Estimated NWC Statement will take into account only information within the Knowledge of the Seller with respect to the Business on the Closing Date; and (ii) a calculation of any required adjustment to the Purchase Price pursuant to Section 2.4(b) hereof.

          (b) If the value of the Net Working Capital as reflected in the Estimated NWC Statement is less than an amount equal to the Canadian dollar equivalent of U.S.$4,590,000, converted at Closing in the manner provided in
Section 2.9, the Purchase Price paid to the Seller at Closing shall be decreased by the full amount of such deficiency. If the value of the Net Working Capital as reflected in the Estimated NWC Statement exceeds an amount equal to the Canadian dollar equivalent of U.S.$4,590,000, converted at Closing in the manner provided in Section 2.9, the Purchase Price paid to the Seller at Closing shall be increased by the full amount of such excess.

          (c) Within 21 days following the Closing, the Seller shall prepare and deliver to Buyer a Statement of the Net Working Capital, as of the Closing Date, prepared on a basis consistent with the Estimated NWC Statement and expressed in Canadian dollars (the "CLOSING NWC STATEMENT").

          (d) (i) The Closing NWC Statement shall become final and binding on Seller and Buyer (in such event, the "FINAL CLOSING STATEMENT") unless Buyer gives written notice to the Seller of its disagreement with respect to any matter contained therein (the "NOTICE OF DISAGREEMENT") within thirty
(30) days after the receipt thereof by Buyer. A Notice of Disagreement shall not be permitted unless the aggregate amount in dispute exceeds Fifteen Thousand Canadian Dollars (Cdn.$15,000 and shall not be permitted with respect to the inventory count (but not the valuation of the inventory) observed by Buyer pursuant to Section 2.4(a). A Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. For a period of fifteen (15) days after the delivery of the Notice of Disagreement, the Seller and the Buyer shall attempt to resolve in writing all of their differences with respect to each matter specified in the Notice of Disagreement, in which case any such resolution shall be final and binding on the parties.

               (ii) If, at the end of such 15-day period, the Seller and the Buyer have not resolved in writing all of their differences with respect to any such matter, then each unresolved matter (the "DISPUTED MATTER") shall be submitted to and reviewed by a neutral "big six" accounting firm mutually agreeable to the parties and which is independent of the Buyer, the Seller and their respective Affiliates (the "NEUTRAL ACCOUNTANTS"). The Neutral Accountants shall consider only the Disputed Matters and shall resolve all Disputed Matters in writing within thirty (30) days of submission, and its decisions with respect to the Disputed Matters, which shall be based on the accounting policies and principles and the proviso set forth in
Section 2.4(a)(i) above, shall be final and binding on the Seller and the Buyer; PROVIDED THAT, no such resolution of the Disputed Matters shall require payment of an amount greater than the highest amount or less than the lowest amount suggested for such resolution by either the Seller or the Buyer. The Neutral Accountants shall notify the Seller and the Buyer of their resolution of the Disputed Matters, and upon receipt thereof by the Neutral Accountants, the Neutral Accountants shall promptly prepare a final Closing NWC Statement reflecting the resolution of all Disputed Matters promptly after such resolution (in such event, the "FINAL CLOSING STATEMENT") and shall deliver it to the Buyer and the Seller.

          (e) The Seller and the Buyer shall each be responsible for and shall each pay one-half of the fees and expenses incurred in connection with the Neutral Accountants.

          (f)  Within ten (10) days after receipt of the Final Closing
Statement.

               (i) If the Net Working Capital as set forth in the Final Closing Statement is less than the Net Working Capital as set forth in the Estimated NWC Statement, the Seller shall pay to the Buyer the difference, first by giving instructions to the Escrow Agent to distribute up to an amount equal to the Canadian dollar equivalent of U.S.$200,000, converted at Closing in the manner provided in Section 2.9, from any remaining Escrow Fund (as such term is defined in the Escrow Agreement), and then any additional amounts shall be paid by the Seller to the Buyer on demand in immediately available funds, provided that, notwithstanding the foregoing, the aggregate amount of the Escrow Fund to be distributed for this purpose and for the purpose of any Net Working Capital adjustment, if any, under the LMP U.S.A. Acquisition Agreement shall not exceed an amount equal to the Canadian dollar equivalent of U.S.$200,000, converted at Closing in the manner provided in Section 2.9.

               (ii) If the Net Working Capital as set forth in the Final Closing Statement is greater than the Net Working Capital as set forth in the Estimated NWC Statement, the Buyer shall pay to the Seller the difference in immediately available funds.

          (g) Any payment required to be made pursuant to this Section 2.4 shall be made together with simple interest thereon from the Closing Date to the date of payment at the annual rate (calculated on the basis of a 365-day year) equal to the prime rate published by the WALL STREET JOURNAL, Eastern Edition on the Closing Date.

          Section 2.5 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Goodman and Carr in Toronto, Ontario, Canada, commencing at 9:00 a.m. local time on the fifth (5th) business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions to be taken by any party at the Closing itself) or such other date as the parties may mutually determine (the "CLOSING DATE").

          Section 2.6 DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in

Section 6.1 below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.2 below;
(iii) the Seller will execute, acknowledge (if appropriate) and deliver to the Buyer assignments (including Real Property and Intellectual Property transfer documents) and such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate) and deliver to the Seller an assumption and indemnity agreement in the form attached hereto as EXHIBIT 2.6; and (v) the Buyer will deliver to the Seller and the Escrow Agent the consideration specified in Section 2.3 above.

          Section 2.7  ALLOCATION.

          (a) The parties agree to allocate the Purchase Price, Assumed Liabilities and all other capitalizable costs among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 2.7. The Seller and the Buyer acknowledge that such allocation represents the fair market value of the Acquired Assets arrived at by arms' length negotiations and shall be binding upon the parties for all applicable Canadian federal, provincial, local and foreign tax purposes. The Seller and the Buyer each covenant to report proceeds of acquisition or cost of acquisition, as the case may be, in a manner consistent with SCHEDULE 2.7 on all tax returns filed by each of them subsequent to Closing and not to voluntarily take any inconsistent position therewith in any administrative or judicial proceeding relating to such returns, without the prior written consent of the other party, which consent shall not be arbitrarily or unreasonably withheld.

          (b) The Seller and the Buyer shall exchange mutually acceptable and completed forms, if any, required under the Canada Income Tax Act and the Quebec Sales Tax Act, which they shall use to report the transaction contemplated hereunder to, respectively, Revenue Canada and the Ministere du Revenu du Quebec in accordance with such allocation.

          (c) The Buyer and the Seller will, at the Closing Date, jointly execute elections, in prescribed form and containing the prescribed information to have the provisions of subsection 167(1) of the Excise Tax Act and section 75 of the Quebec Sales Tax Act apply to the purchase and sale of the Acquired Assets hereunder so that no tax is payable in respect of such purchase and sale under Part IX of the Excise Tax Act or section 16 of the Quebec Sales Tax Act. The Buyer will file such elections with the Revenue Canada and the Ministere du Revenue Quebec within the times prescribed by the applicable legislation.

          (d) The Buyer and the Seller shall, at the time of Closing, jointly execute elections under subsection 22(1) of the Income Tax Act and section 184 of the Quebec Sales Tax Act in the form prescribed for such purpose in respect of the Accounts Receivable sold by the Seller to the Buyer pursuant to this Agreement. Such elections shall designate the portions of the purchase price allocated to such Accounts Receivable as the consideration paid by the Buyer to the Seller for the Accounts Receivable under this Agreement.

          (e) On the Closing Date the Buyer shall provide the Seller with a statutory declaration or certificate confirming that the Buyer has registered pursuant to the Excise Tax Act, for the purpose of paying and receiving Goods and Services Tax ("GST") in Canada and pursuant to the Quebec Sales Tax Act, for purposes of paying and receiving Quebec Sales Tax ("QST") and that such registration has not been varied, cancelled or revoked, together with a notarial copy of the Buyer's registration confirmation and registration number under the Excise Tax Act or the Quebec Sales Tax Act with respect to GST and the QST under the Quebec Sales Tax Act.

          Section 2.8  TRANSFER TAXES, ETC.

          (a) Each of the Seller and the Buyer shall be responsible for the payment at Closing of one-half (1/2) of the Transfer Taxes.

          (b) Each of the Seller and the Buyer shall use reasonable commercial efforts to minimize the amount of Transfer Taxes, including without limitation executing and delivering exemption certificates and similar documents to the extent applicable.

          Section 2.9 CONVERSION OF U.S. FUNDS. Any conversion of U.S. dollars to Canadian dollars required to be made in Sections 2.3 or 2.4 hereof shall be made on the basis of the rate of exchange quoted in the WALL STREET JOURNAL, Eastern Edition, published on the last business day immediately prior to Closing.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller represents and warrants to Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III) except as set forth in the particular Schedule relating to the item in question, which Schedule is annexed to this Agreement and is initialed by the parties.

          Section 3.1 CAPITALIZATION. The ownership of the outstanding capital stock of the Seller is as set forth in SCHEDULE 3.1. All of the issued and outstanding shares of the capital stock of the Seller are validly issued and outstanding, fully paid and non-assessable.

          Section 3.2 ORGANIZATION OF THE SELLER. The Seller is a corporation duly incorporated and organized, validly subsisting and in good standing under the laws of the Province of Ontario and has all necessary licenses and is duly qualified and is a validly subsisting corporation in each other jurisdiction in which it is required to so qualify, except where the failure to so qualify would not have a Material Adverse Effect, such jurisdictions being listed on SCHEDULE 3.2. The Seller has the full power and authority to own or lease and operate the Acquired Assets as currently owned, leased and operated and, except as set forth on SCHEDULE 3.2, to carry on the Business as it has been and is currently conducted.

          Section 3.3 AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency or laws relating to creditors' rights and remedies generally.


          Section 3.4 NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.4, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority or court to which the Seller is subject or any provision of the Seller's charter, bylaws or other constating documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect. Except for the Required Approvals, the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above), except where the failure to give such notice, make such filing, or to obtain any such authorization, consent or approval would not have a Material Adverse Effect.


          Section 3.5 BROKERS' FEES. The Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.


          Section 3.6 TITLE TO ASSETS. Except as set forth on SCHEDULE 3.6 and except for matters that would not have a Material Adverse Effect, the Seller has good, valid, marketable, clear, legal, equitable and indefeasible title to the Acquired Assets free and clear of any Security Interest other than the Permitted Encumbrances. Except as set forth on SCHEDULE 3.6, there are no agreements, options or other rights pursuant to which the Seller is or may become obligated to sell any of the Acquired Assets other than pursuant to purchase orders accepted by the Seller in the Ordinary Course of Business. All of the tangible Acquired Assets or tangible evidence of intangible Acquired Assets are in the possession, power or control of the Seller.


          Section 3.7 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT 3.7 are the balance sheets and statements of income as of and for the fiscal years ended December 31, 1997, 1996, 1995 and 1994 for the Business (the "FINANCIAL

STATEMENTS"). The Financial Statements contain financial data relating to the Business which have been or will be incorporated in the audited consolidated balance sheets and statements of income as of and for the fiscal years ended December 1997, 1996, 1995 and 1994 of Alusuisse-Lonza Holding AG ("A-L"). The Financial Statements have been prepared in accordance with IAS and A-L's accounting policies applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Business as of such dates and the results of operations of the Business for such periods.

          Section 3.8 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth on SCHEDULE 3.8, since December 31, 1997, there has not been any change in the financial condition of the Business or the condition of the Acquired Assets which would constitute a Material Adverse Effect. Without limiting the generality of the foregoing, since that date the Seller has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business, and there has been no damage, destruction or loss (whether or not covered by insurance) to the Acquired Assets which has had a Material Adverse Effect.

          Section 3.9    LEGAL COMPLIANCE.  Except as set forth in SCHEDULES
3.9 AND 3.16, the Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of all Governmental Authorities with respect to the Acquired Assets and the operation of the Business, except where the failure to comply would not have a Material Adverse Effect.

          Section 3.10   REAL PROPERTY.


          (a) Schedule 2.1(d) lists all of the real or immovable property owned by Seller, used or useful in the conduct or operation of the Business.


          (b) Except as set forth on Schedule 3.10(b), with respect to each parcel of Real Property and except for matters which would not have a Material Adverse Effect:


                (i) The Seller has good, marketable, legal and beneficial title to the Real Property, free and clear of any Security Interest or title defects, except for Permitted Encumbrances;


               (ii) There are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of any parcel of Real Property; and


              (iii) There are no outstanding options or rights of first refusal to purchase any parcel of Real Property, or any portion thereof or interest therein.


          (c) Schedule 2.1(e) lists all of the real property leases entered into by the Seller in connection with the operation of the Business. The Seller has delivered to the Buyer correct and complete copies of the Real Property Leases listed in Schedule 2.1. Each of the Real Property Leases listed in
Schedule 2.1 is legal, valid,
binding, enforceable and in full force and effect, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a Material Adverse Effect.

          Section 3.11 INTELLECTUAL PROPERTY. Schedule 3.11 identifies each patent or registration that has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that the Seller has made with respect to any of its Intellectual Property and identifies each license, agreement or other permission that the Seller has granted to any third party with respect to any of its Intellectual Property. SCHEDULE 3.11 contains a list of every trade name, d/b/a or other name under which the Seller has conducted the Business during the previous five (5) years. All of the Intellectual Property is either owned or used under license by the Seller, and to the Knowledge of the Seller there is no infringement of any Intellectual Property nor any other Claim that the Intellectual Property infringes the rights of others under patents, trademarks, trade names, copyrights, trade secrets or licenses.

          Section 3.12   CONTRACTS.

          (a) SCHEDULE 3.12 lists all Contracts and Personal Property Leases, the performance of which will involve consideration in excess of Cdn.$100,000, the Collective Bargaining Agreements and all employment agreements with any employees listed on SCHEDULE 7.1 (the "EMPLOYMENT AGREEMENTS"). The Seller has delivered to the Buyer a correct copy or summary of the material terms of each Contract, other written agreement, Employment Agreement or Collective Bargaining Agreement listed on SCHEDULE 3.12.


          (b) Except as set forth in SCHEDULE 3.12, all Contracts are valid, binding and in full force and effect and neither Seller nor any other party to any Contract is in default thereunder, and the Seller has not received written notice of, nor, to the Knowledge of the Seller, are there any facts or circumstances which, with the passage of time or the giving of notice or otherwise, would constitute any default thereunder except where such default would not have a Material Adverse Effect. Except as set forth on SCHEDULE 3.12, all such Contracts and Personal Property Leases are freely assignable to the Buyer without the prior written consent of any other parties thereto.


          Section 3.13 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Seller relating to the Business or the Acquired Assets.


          Section 3.14 LITIGATION. SCHEDULES 3.14 AND 3.16 set forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing or, to the Knowledge of the Seller, investigation of, in or before any court or quasi-judicial or administrative agency of any Canadian federal, state, provincial, local or foreign jurisdiction, or (iii) has received written notice of any Claim, except where the injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, hearing, investigation or Claim does not relate to the Business or the Acquired Assets or would not have a Material Adverse Effect.

          Section 3.15   EMPLOYEE BENEFITS.


          (a) SCHEDULE 3.15 lists each Employee Benefit Plan that the Seller maintains or to which it contributes with respect to the Business.


          (b) With respect to each Employee Benefit Plan that the Seller maintains or has maintained during the prior six years or to which the Seller contributes, or has been required to contribute during the prior six years:


               (i) To the Knowledge of the Seller, each Employee Benefit Plan, as indicated on Schedule 3.15 (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of the Pensions Benefit Act, the Canada Income Tax Act, the Supplemental Pension Plans Act or other law or regulations thereof applicable thereto and with the terms and conditions of each such plan.


               (ii) All contributions (including all employer contributions and employee salary reduction contributions) which are due prior to the Closing Date have been paid to each such Employee Benefit Plan.


               (iii) The Seller has furnished to the Buyer true, correct and complete copies of the plan documents and summary plan descriptions and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.


               (iv) To the Knowledge of the Seller, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect.

               (v) The consummation of the transactions contemplated by this Agreement shall not constitute an event under any Employee Benefit Plan that shall or may result in the Buyer becoming liable for any acceleration, vesting or increase in benefits or in the funding requirements of any Employee Benefit Plan or in the Buyer otherwise becoming liable for any unfunded vested benefits or unfunded deficit under any Employee Benefit Plan. For greater certainty, the parties agree that the foregoing representation and warranty shall not be construed as derogating from the obligation of the Buyer at law or under Section 7.2 to recognize the period of service prior to the Closing Date of the employees to whom an offer of employment is required to be made under Section 7.1(a).


          Section 3.16 ENVIRONMENTAL. Health, and Safety Matters. With respect to the Premises, except as set forth in SCHEDULE 3.16, and except for those matters that would not have a Material Adverse Effect:

          (a) The Seller has complied and continues to comply with Environmental, Health, and Safety Laws with respect to the Business.

          (b) Neither Seller, nor to the Knowledge of the Seller, any previous owner, tenant, occupant, user or operator of the Premises, released or disposed of any Hazardous Materials on, under, in or emanating from the Premises, except in compliance with applicable Environmental, Health and Safety Laws.

          (c) The Seller has obtained all Permits and Licenses required pursuant to applicable Environmental, Health and Safety Laws to carry on the Business as now conducted; PROVIDED, HOWEVER, that certain Permits and/or Licenses may need to be transferred, reissued or amended before or as a result of the consummation of the transactions contemplated by this Agreement.

          (d) The Seller (i) is not subject to any outstanding injunction, judgment, order, decreee, ruling or charge under any Environmental Health and Safety Laws, and (ii) is not a party to any action, suit, hearing, proceeding or, to the Knowledge of the Seller, investigation of, in or before any court or quasi-judicial or administrative agency of any Canadian federal, provincial, local or foreign jurisdiction with respect to any Environmental, Health, and Safety Laws.

          (e) The Seller has not received any written notice or report from any third party asserting that it is liable under any applicable Environmental, Health, and Safety Laws, or for property damage or personal injury from exposure to any Hazardous Materials, relating to any of the Premises, other than notices or reports which have since been resolved.

          (f) The Seller is not liable nor has the Seller received any written notice or report that would reasonably show that it is potentially liable, nor is the Business or the Acquired Assets subject to any Security Interest (other than a Permitted Encumbrance) in connection with, the release or threatened release of any Hazardous Materials under any applicable Environmental, Health, and Safety Laws.

          (g) To the Knowledge of the Seller, the Premises comply with all applicable Environmental , Health and Safety Laws and there are currently no underground storage tanks in or under the Premises, and to the Knowledge of the Seller no underground storage tank was removed from the Premises while the Seller owned, occupied or operated the Premises.

          (h) This Section 3.16 contains the sole and exclusive representations and warranties of the Seller with respect to any environmental, health or safety matters, including without limitation any arising under any Environmental, Health, and Safety Laws.

          (i) To the Knowledge of the Seller, no Governmental Authority has conducted or reported on any environmental, health or safety audit of the Business or the Acquired Assets, nor has any Governmental Authority conducted any other evaluation which has identified any present or ongoing noncompliance with any

Environmental, Health and Safety Laws with respect to the Business or any Acquired Assets.

          Section 3.17 EASEMENTS: CONDEMNATION, ETC. The Seller has all easements and/or servitudes and rights of ingress and egress and for utilities and services necessary for all operations conducted by it on the Real Property.


          Section 3.18 CONDITION OF ASSETS. The buildings, offices, shops and other structures and all land improvements, computers, computer equipment, machinery, other equipment, fixtures, vehicles and other properties owned or leased by the Seller (relating to the Business) have been properly maintained and are in good operating condition and repair, subject to reasonable wear and tear in the Ordinary Course of Business, for the purposes of conducting the Business on the Closing Date as the Business has been or is being conducted.
The Acquired Assets represent substantially all of the assets of the Business as conducted by the Seller.


          Section 3.19 INVENTORY. The Inventory of the Seller relating to the Business has been acquired in the Ordinary Course of Business, consists of items of a quality and quantity usable or saleable in the normal course of the Business, the quantities of each type are not excessive in any material amount, have been valued on an average cost basis, and the value of obsolete materials and of those materially below standard quality have been written down to realizable market value or adequate reserves have been provided therefor on the most recent Financial Statements for the most recent fiscal year of the Seller.


          Section 3.20 PRODUCT WARRANTY AND LIABILITY. All finished goods inventories manufactured by the Seller in the operation of the Business (the "PRODUCTS"), have been in material conformity with all applicable contractual commitments and all express or implied warranties (including warranties imposed by the application of law) and no material liability exists or will arise for replacement or damage in connection with such sales or deliveries, except as are adequately reserved for on the Financial Statements. No Products heretofore sold by the Seller are now subject to any guaranty, warranty, claim for product liability or patent or other indemnity, other than those sold in accordance with the standard terms and conditions of sale of the Business, true and complete copies of which have been delivered to the Buyer.


          Section 3.21 ACCOUNTS RECEIVABLE. All Accounts Receivable have arisen in the Ordinary Course of Business and have been collected or are collectible under their respective terms and conditions in the aggregate recorded amounts thereof less, with respect to notes and accounts receivable shown on the Financial Statements for the most recent fiscal year of the Seller, the applicable reserves in respect thereof shown thereon, or, with respect to notes and accounts receivable to be included on the Closing NWC Statement, the applicable reserves in respect thereof to be shown thereon. No counterclaims or offsetting claims with respect to such accounts receivable that would have a Material Adverse Effect are pending or threatened.


          Section 3.22   PERMITS AND LICENSES.  The Seller has (and SCHEDULE
3.22 lists) all material Permits and Licenses necessary to conduct the

Business and the Permits and Licenses are in full force and effect. Except as set forth on SCHEDULE 3.22, no notification to or approval of any Governmental Authority is required for all such Permits and Licenses to be transferred to the Buyer and to remain in full force and effect after the Closing, subject to compliance by the Buyer with the terms and conditions thereof. Except as set forth on SCHEDULE 3.16 or SCHEDULE 3.22, no violations exist or have been recorded in respect of any of the Permits and Licenses that would have a Material Adverse Effect. No proceeding is pending or threatened to revoke or limit any of the Permits and Licenses and there is no basis nor any grounds for any such revocation or limitation.

          Section 3.23 LABOR MATTERS. The Collective Bargaining Agreements are the only such agreements applicable to, and, to the Knowledge of the Seller, the labor unions and collective bargaining units set forth on
SCHEDULE 3.23 are the only such unions or units that represent or claim to represent any employees set forth on SCHEDULE 7.1. Except as set forth on
SCHEDULE 3.23, there is not any matter under discussion with any labor union (including routine procedures for the resolution of grievances) nor in the past five (5) years has there been any strike, work stoppage, labor dispute or other labor trouble relating to employees of the Seller and there are no significant threats of work stoppage or labor trouble by employees of the Seller. Schedule 7.1 contains a complete list of all employees of Seller who have been employed exclusively in the conduct or operation of the Business as operated by the Seller prior to Closing and identifies thereon any such employees on sick leave, long-term disability, sabbatical or other extended leave.

          Section 3.24 CAPITAL EXPENDITURES. SCHEDULE 3.24 sets forth for fiscal years 1998, 1999 and thereafter the anticipated expenditures for capital improvements to the Seller's facilities (and for the continuing operation and maintenance thereof) necessary or appropriate for the continuation of the Business in respect of compliance with Environmental, Health and Safety Laws in effect as of the date of this Agreement or currently scheduled to become effective after the date of this Agreement.


          Section 3.25 PUBLIC SERVICES AND UTILITIES. The Seller is serviced by public services and utilities in amounts adequate for the existing operation of the Business. None of the suppliers of such public services and utilities has given notice to the Seller that it intends to curtail or may curtail any of the public services or utilities used by the Seller in the existing operation of its business and to the Knowledge of the Seller of any plans by such public services or utilities for any such curtailment.


          Section 3.26 SOLVENCY. The transfer of the Acquired Assets by the Seller in return for the Purchase Price will not render the Seller insolvent or unable to pay its debts as they become due in the ordinary course of business or leave the Seller with an unreasonably small capital for the business in which it will continue to engage.


          Section 3.27 CANADA NON-RESIDENT. Seller is not a "non-resident" of Canada as defined in the Canada Income Tax Act or the Quebec Taxation Act. Seller is registered for the purposes of Part IX of the Excise Tax Act and its Registration Number is 103004545RT0001. No portion of Purchase Price will be received by the

Seller for or on behalf of LMP USA or any other Person who is a "non-resident" of Canada as defined in the Canada Income Tax Act or the Quebec Income Tax Act.

          Section 3.28 CUSTOMERS AND VENDORS. Schedule 3.28 sets forth a correct and current list of the twenty (20) largest customers of and the ten
(10) largest vendors to the Business during the 9-month period ended September 30, 1997, determined on the basis of the amount of sales made to each such customer or by each such vendor, as the case may be, during such period, as reasonably ascertained from readily available information, all such amounts being estimated in good faith as being within five percent (5%) of the actual
sales made to or by such customer or vendor, as the case may be.   Except as set
forth on Schedule 3.28, to the knowledge of the Seller, no customer or vendor identified on Schedule 3.28 has given notice that they intend to cease doing business with the Business or to alter the amount of the business that it is presently doing with the Business so as to cause a Material Adverse Effect; PROVIDED, HOWEVER, that nothing contained herein shall be construed as a representation or warranty that the relationships with the customers and vendors identified on SCHEDULE 3.28 will continue or continue on the same or similar terms.


          Section 3.29 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as set forth in this Agreement, the Schedules to this Agreement or any of the Escrow Agreement, License, Agreement, the certificates delivered to Buyer pursuant to Section 6.1 or any instrument of assignment, sale, transfer or conveyance delivered to Buyer pursuant to Section 2.6 (collectively the "Related Documents") the Seller does not make any representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Acquired Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Buyer hereby acknowledges and agrees that, except as set forth in this Agreement or any document delivered pursuant to this Agreement, the Buyer is purchasing the Acquired Assets on an "as-is, where-is" basis.

          Section 3.30 TAX MATTERS. There are no Security Interests of any type on any of the Acquired Assets that have arisen in connection with any failure (or alleged failure) by the Seller to pay any Tax and there are no judgments against Seller for or with respect to any Taxes arising out of the operation of the Business. The Seller has filed or will file or cause to be filed, within the applicable period prescribed by law, all federal, provincial, local, foreign or other tax returns, required by such law to be filed by Seller with respect to the Business for all taxable period ending on or prior to the Closing Date, or the Seller has filed valid extensions of time for filing such tax returns. Seller has paid, within the time and manner prescribed by law, all Taxes shown as due on all such tax returns, and Seller is not delinquent in the payment of any Taxes relating to the Business, and no deficiencies for any Taxes have been asserted against Seller and, to the Knowledge of the Seller, no such deficiencies have been threatened. There are no actions, suits, proceedings, investigations or claims pending or, to the Knowledge of Seller, threatened against, Seller is respect of Taxes relating to the Business, nor are there any material matters under discussion with any governmental authority relating to Taxes relating to the Business.

          Section 3.31 INSURANCE. Except as disclosed on SCHEDULE 3.31, the fire, casualty, liability and other insurance policies insuring the Seller or its properties or interests therein provide adequate coverage for all normal risks incident to the Business and are in such character and amount at least equivalent to that carried by Persons engaged in a business that is subject to the same or similar perils or hazards and at the same locations as the locations of the Business.

          Section 3.32 COMPLETENESS: NO MISREPRESENTATIONS. To the Knowledge of the Seller, the copies of all instruments, agreements and written information, including without limitation the schedules hereto, delivered pursuant to this Agreement or otherwise furnished or made available to the Buyer by the Seller including but not limited to the Financial Statements of the Seller attached hereto as Schedule 3.32 are complete and correct in all material respects as of the date hereof.

          Section 3.33   [INTENTIONALLY DELETED]

          Section 3.34 CERTIFIED AMOUNT. No interest is required to be paid in respect any amount owing under the agreement annexed as Schedule 2.2(f) to the extent the payment of such amount is assumed by the Buyer as contemplated by this Agreement.


                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

          Section 4.1 ORGANIZATION OF THE BUYER. The Buyer is a company duly incorporated and organized, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation.


          Section 4.2 AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency or laws relating to creditors' rights and remedies generally.


          Section 4.3    NON-CONTRAVENTION.    Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. Except for the Required Approvals, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above).

          Section 4.4 FINANCING. The Buyer has disclosed to the Seller its intended means and sources of financing the Purchase Price.


          Section 4.5 BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

          Section 4.6    [INTENTIONALLY DELETED]




                                   ARTICLE V
                             PRE-CLOSING COVENANTS


          The parties agree as follows with respect to the period between of this Agreement and the Closing.


          Section 5.1 GENERAL. Each of the parties will execute and deliver such other documents, certificates, agreements and other writings, and use its best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

          Section 5.2    NOTICES AND CONSENTS.


          (a) The Seller will give any notices to third parties and will use its best efforts to obtain any third party consents that the Buyer reasonably may request in connection with the matters referred to in Article III above. Each party will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, transfers, assignments, waivers and approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement (the "REQUIRED APPROVALS"). Without limiting the generality of the foregoing, each party will file any notification and report forms and related material that it may be required to file with, and apply for any available advance rulings from
(i) the Director under the Canadian Competition Act and (ii) the Minister responsible for administering the Investment Canada Act, and will in each case use its best efforts to obtain a waiver from any applicable waiting period and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection with any of the foregoing.
Each of the Seller and the Buyer shall be responsible for the payment of one-half (1/2) of the filing fees for such notifications and related materials, and any accounting therefor shall be paid on the Closing Date to the extent known, and thereafter on demand.

          (b) (i) Nothing in this Agreement shall be construed as an attempt by the Seller to assign to Buyer any Contract, agreement, Permit or License, franchise, Claim or asset included in the Acquired Assets (A) which is by its terms or by law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or (B) as to which all the remedies for the enforcement thereof available to the Seller would not by law pass to the Buyer as an incident of the assignments provided for by this Agreement (an "ACQUIRED ASSET REQUIRING CONSENT").


               (ii) Prior to the Closing Date, the Seller shall use its best efforts to obtain consents or approvals to the assignment of the Contracts, Open Orders, Permits and Licenses, and Real and Personal Property Leases described on SCHEDULE 5.2(b) (collectively "MATERIAL CONTRACTS REQUIRING CONSENT"); PROVIDED, that the Seller shall not be required to pay more than Cdn.$15,000 in cash or other consideration or grant forbearances having such value, in the aggregate, to any other parties to such Material Contracts Requiring Consent to effect such consents or approvals.

               (iii) To the extent that any such consent or approval in respect of, or a novation of, an Acquired Asset Requiring Consent shall not have been obtained on or before the Closing Date, the parties hereto shall use reasonable efforts and shall cooperate in any reasonable arrangement to assure the Buyer the benefits of such Acquired Asset Requiring Consent to the extent permitted by law. To the extent lawful, practicable and reasonable in the circumstances, including the obtaining of any such necessary consent or approval after the Closing Date (provided that the Seller and its Affiliates shall not be required to pay more than Cdn.$15,000 in cash or other consideration or grant forbearances having such value, in the aggregate, to any other parties to such Material Contracts Requiring Consent to effect such consents or approvals), the Seller at the request and under the direction of the Buyer shall take all reasonable actions to assure that the rights of the Seller under the Acquired Asset Requiring Consents shall be preserved for the benefit of the Buyer to the extent not involving any undue hardships upon the Seller or unreasonable time constraints in the request or compliance with such instructions. The Buyer shall reimburse the Seller and its Affiliates for their reasonable out-of-pocket expenses in excess of Cdn.$15,000 related to any actions taken by the Seller at the request of the Buyer after the Closing Date.

               (iv) Except with respect to the Material Contracts Requiring Consent, the Buyer acknowledges that certain consents to the assignments may be required from parties to all other Acquired Assets Requiring Consent and that such consents may not be obtained. The Buyer agrees that the Seller shall not have any liability to the Buyer arising solely out of or solely relating to the failure to obtain any consents that may have been or may be required in connection with the assignments, or because of the default under or acceleration or termination of, any other Acquired Asset Requiring Consent solely as a result thereof. The Buyer further agrees that no representation, warranty or covenant of the Seller contained herein shall be breached or deemed breached as a result of the failure to obtain any such consent, or as a result of any default, acceleration or termination resulting solely from such failure. The Buyer further agrees that no condition to the Buyer's obligations to close the transactions contemplated by this Agreement shall be deemed not satisfied as a result of the failure to obtain any such consent, except consents with respect to Material Contracts Requiring Consent.

               (v) The Buyer and the Seller shall jointly cooperate in attempting to obtain any consents required in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the Seller shall not be required to incur out-of-pocket expenses in excess of Cdn.$15,000, commence any litigation or offer or grant any forbearance or accommodation (financial or otherwise) to any third party.

          Section 5.3 OPERATION OF BUSINESS. The Seller will not engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business. Without limiting the foregoing, the Seller shall use its commercially reasonable efforts to preserve the Business intact as a going concern, to retain the services of its officers and key employees, and to preserve its business relationships with customers, suppliers and others. The Seller will perform usual and customary maintenance on the tangible Acquired Assets consistent with past custom and practices, and shall maintain insurance on the Acquired Assets consistent in amount, scope and coverage to that in effect on the date of this Agreement.

          Section 5.4 FULL ACCESS. The Seller, upon reasonable prior notice, will permit authorized representatives of the Buyer to have full access to the Premises, personnel and Records of or pertaining to the Business during reasonable hours, but in a manner that will not interfere with the normal business operations of the Seller and subject to the prior approval of the Seller; PROVIDED, HOWEVER, that the Buyer shall not be provided with access to any of the foregoing to the extent that such access would violate or conflict with (i) any law, regulation, order or injunction to which the Seller or any of the Acquired Assets is subject; or (ii) any agreement, instrument or understanding by which the Seller is bound.

          Section 5.5    CONFIDENTIALITY: PUBLIC ANNOUNCEMENT.

          (a) The Seller and the Buyer shall take all reasonable precautions to maintain the confidentiality of any Confidential Information concerning the Business, the other party or any party's Affiliates that is provided to or discovered by it or its representatives in the course of negotiating this Agreement and shall not disclose such Confidential Information to anyone other than (a) those persons directly involved in the investigation and negotiations pertaining to the transactions contemplated by this Agreement, including without limitation, financial advisors, legal counsel, accountants, appraisers, insurance brokers and similar representatives, (b) such lenders or investors as may be necessary to finance the transactions contemplated hereby and (c) such Persons or governmental authorities whose consents or approvals may be necessary or to whom notice need be given to permit consummation of the transactions contemplated hereby. The Buyer will not use any of the Confidential Information except in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible, digital or electronic embodiments (and all copies) of the Confidential Information which are in its possession or under its control or that of its advisors.

          (b) Other than jointly-issued announcements and disclosure to Seller's and Buyer's employees, customers and vendors, no party to this Agreement shall, without the prior written consent of the other parties hereto, make or cause to be made any press release or other public statement or announcement (a "PUBLIC ANNOUNCEMENT") that directly or indirectly discloses the transactions contemplated by this Agreement; PROVIDED, that any party may make a Public Announcement if such disclosure is, in the reasonable good faith opinion of such party's outside counsel, required by law. If a party determines that it is required by law to make any such Public Announcement, it will give the other party reasonable advance notice thereof, including the text of such Public Announcement and shall consult with such other party regarding the nature, content and timing of such Public Announcement.

          Section 5.6    NOTICE OF DEVELOPMENTS.

          (a) The Seller may elect at any time to notify the Buyer of any development causing a breach of any of its representations and warranties in Article m above. Unless the Buyer has the right to terminate this Agreement pursuant to Section 8.1(b) below by reason of the development and exercises that right within the period of 10 business days referred to in Section 8.1(b) below, the written notice pursuant to this Section 5.6(a) will be deemed to have amended the Schedules, to have qualified the representations and warranties contained in Article III above and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

          (b) Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Articles m or IV above. No disclosure by any party pursuant to this Section 5.6(b), however, shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or breach of warranty.

          Section 5.7 EXCLUSIVITY. The Seller will not solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Business or the Acquired Assets other than sales of inventory in the Ordinary Course of Business (including any acquisition structured as a merger, consolidation or share exchange); nor will they permit any of their respective officers, directors or agents, nor any Affiliate of either the Seller or any officers, directors or agents thereof to (i) solicit any proposal or offer from any person or entity (other than the Buyer) relating to the sale of the Acquired Assets, the Business or any material portion of its assets, (ii) provide any non-public information to any person or entity (other than the Buyer) for use in preparing any proposal or offer relating to the sale of the Acquired Assets, the Business or any material portion of its assets, or (iii) respond to or enter into any negotiations regarding any proposal or offer from any Person concerning any of the foregoing (other than the Buyer).

          Section 5.8 COMPETITION ACT. Seller shall provide to the Buyer's Canadian legal counsel, Cassels Brock & Blackwell, and Buyer shall provide to the Seller's Canadian counsel, Goodman and Carr, all information reasonably required to complete and file a short-form filing and/or an advance ruling certificate application with the Director in compliance with the pre-notification provisions of the Canadian Competition Act. Seller and Buyer agree to execute and file and/or cause to be executed and filed by their respective Affiliates, as necessary, with the Director all filings, forms or other documents reasonably required for such purpose.


                                  ARTICLE VI
                        CONDITIONS TO OBLIGATION TO CLOSE

          Section 6.1 CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The representations and warranties set forth in Article III above shall be true and correct in all respects at and as of the Closing Date, except those representations not already qualified by "Material Adverse Effect", which shall be true and correct in all material respects;

          (b) The Seller shall have performed and complied with all of its covenants herein in all material respects through the Closing;

          (c) There shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, or any action or proceeding by or before any court or Governmental Authority pending or threatened in writing to restrain, enjoin or otherwise prevent the transactions contemplated by this Agreement or claiming damages as a result of the consummation of the transactions contemplated by the Agreement;

          (d) The Seller shall have delivered to the Buyer a certificate, without personal liability, of the President and Chief Financial Officer of the Seller to the effect that each of the conditions specified above in
Section 6. 1(a)-(c) is satisfied in all respects;

          (e) The Seller shall have received and delivered to the Buyer all Required Approvals of Governmental Authorities referred to in Sections 3.4 above;

          (f) The Buyer shall have received from counsel to the Seller the opinions in form and substance as set forth in EXHIBITS 6.1(a) (CORPORATE OPINION), (b) (TITLE OPINION ONTARIO) AND (c) (TITLE OPINION QUEBEC) attached hereto, addressed to the Buyer, and dated as of the Closing Date. Counsel to the Seller will include in the list of documents listed in the schedule referred to in item D of the opinion annexed as Exhibit 6.1(a) (corporate opinion) such of the documents delivered at Closing as is customary in the Province of Ontario for a transaction of this type, and shall be entitled to make any additional qualifications regarding any of the listed documents as is customary in the Province of Ontario in a transaction of this type;

          (g) All corporate actions necessary to authorize and effectuate the consummation of the transactions contemplated by this Agreement by the Seller shall have been duly taken prior to the Closing and the Seller shall have delivered to Buyer a certificate of a duly authorized officer of the Seller to that effect;

          (h) The Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement;

          (i) The Buyer shall have received all agreements, documents and instruments incidental to the Seller's performance of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Buyer and its legal counsel, and copies of all documents that it may reasonably have requested in connection with such transactions;

          (j) The conditions to the obligations of the Buyer to consummate the transactions contemplated by the LMP USA Acquisition Agreement set forth in Section 6.1 thereof shall have been satisfied or waived;

          (k) On the Closing Date, the Seller shall deliver to the Buyer physical possession of all tangible property included in the Acquired Assets and any tangible evidence of all intangible property included in the Acquired Assets;

          (l) The Seller shall have executed and delivered to the Buyer a license agreement, effective as of the Closing Date, substantially in the form of Exhibit 6.1(1), pursuant to which the Seller grants to the Buyer a limited license to use certain intellectual property and proprietary software constituting part of the Excluded Assets (the "License Agreement);

          (m) The Buyer shall have been provided with a certificate issued by the Minister of Finance under Section 6 of the Retail Sales Tax Act (Ontario) that all taxes payable by the Seller thereunder have been paid;

          (n) The conveyance of the Real Property located in the Province of Ontario shall be in compliance with the provisions of the Planning Act (Ontario);

          (o)  [intentionally deleted]

          (p) LMP USA shall have executed the separate guarantee set forth at the end of this Agreement required to be executed by LMP USA and the Seller shall have furnished to the Buyer a legal opinion regarding the due authorization, execution, delivery and legal and binding effect of the guarantee in form and substance satisfactory to the Buyer acting reasonably, adressed to the Buyer and dated as of the Closing Date;

          (q) The Seller shall have delivered to the Buyer the consents or approvals to the assignment of the Material Contracts Requiring Consent, in form and substance satisfactory to counsel for Buyer acting reasonably;

          (r) The Seller shall have delivered to the Buyer full and final discharges, in form and substance satisfactory to counsel for Buyer acting reasonably, with respect to any Security Interests on or against the Acquired Assets or the Premises, except with respect to Permitted Encumbrances; and

          (s)  The   parties   shall   have   completed   all
pre-notification requirements under the merger provisions of the Canadian Competition Act.

The Buyer may waive any condition specified in this Section 6.1 by delivering written notice thereof to the Seller at or prior to the Closing.

          Section 6.2    CONDITIONS  TO  OBLIGATION  OF  THE  SELLER.    The
obligations of the Seller to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

          (a) The representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

          (b) The Buyer shall have performed and complied with all of its covenants herein in all material respects through the Closing;

          (c) There shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement or any action or proceeding by or before any court or Governmental Authority pending or threatened in writing to restrain, enjoin or otherwise prevent the transactions contemplated by this Agreement or claiming damages as a result of the consummation of the transactions contemplated by the Agreement;

          (d) The Buyer shall have delivered to the Seller a certificate, without personal liability, of an officer of the Buyer to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

          (e) The Buyer shall have received and delivered to the Seller all Required Approvals of Governmental Authorities referred to in Section 4.3 above;

          (f) The Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in EXHIBIT 6.2 attached hereto, addressed to the Seller, and dated as of the Closing Date. Counsel to the Buyer will include in the list of documents listed in the schedule referred to in the opinion annexed as Exhibit 6.2 hereto such of the documents delivered at Closing as is customary in the Province of Ontario for a transaction of this type and shall be entitled to make any additional qualifications regarding any of the listed documents as is customary in the Province of Ontario for a transaction of this type;

          (g) All corporate actions necessary to authorize and effectuate the consummation of the transactions contemplated by this Agreement by the Buyer shall have been duly taken prior to the Closing and the Buyer shall have delivered to the Seller certificates of duly authorized officers of the Buyer to that effect;

          (h) The Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement;

          (i) The Seller shall have received all agreements, documents and instruments incidental to the Buyer's performance of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Seller and its legal counsel, and copies of all documents that they may reasonably have requested in connection with such transactions;

          (j) All other actions to be taken by the Buyer in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be reasonably satisfactory in form and substance to the Seller;

          (k) The conditions to the obligations of LMP USA to consummate the transactions contemplated by the LMP USA Acquisition Agreement set forth in
Section 6.2 thereof shall have been satisfied or waived;

          (l) The Buyer shall have executed and delivered to the Seller the License;

          (m) The Buyer shall have paid the Purchase Price in accordance with Article II of this Agreement;

          (n)  The   parties   shall   have   completed   all
pre-notification requirements under the merger provisions of the Canadian Competition Act; and

          (o) Mail-Well, Inc. shall have executed the seperate guarantee set forth at the end of this Agreement required to be executed by Mail-Well, Inc. and the Buyer shall have furnished to the Seller a legal opinion regarding the due authorization, execution, delivery and legal and binding effect of the guarantee in form and substance satisfactory to the Seller acting reasonably, addressed to the Seller and dated as of the Closing Date.

The Seller may waive any condition specified in this Section 6.2 by delivering a written notice thereof to the Buyer at or prior to the Closing.


                                  ARTICLE VII
                             POST-CLOSING COVENANTS

          Section 7.1    EMPLOYMENT  OF  SELLERS'  EMPLOYEES.    (a)  The
Buyer covenants that it will at Closing, or within five (5) days after Closing, but effective as at

Closing, extend offers of employment to the current employees of the Business listed on SCHEDULE 7.1 on substantially the same terms and conditions on which they were employed by the Sellers, save and except Buyer shall not be required to make such offers of employment to employees on sick leave, long term disability, sabbatical or other extended leave as set forth in Schedule
7.1 unless and only if they report to work within six (6) months of Closing.

          (b) The Seller shall retain and be obligated to satisfy all Claims for workers' compensation which have been filed against the Seller prior to the Closing Date, whether insured or uninsured, and shall at its own expense honor, or cause its insurance carriers to honor, such Claims in accordance with the terms and conditions of such programs or applicable workers' compensation statutes. The Seller shall be entitled to retain all accruals on the Seller's books with respect to such Claims.

          (c) Nothing contained in this Agreement shall confer on any former, current or future employee of Seller or Buyer, or any personal legal representative, heir, executor or assign of such employer, any rights or remedies, including without limitation any right to continued employment or right to any contractual or common law seniority or right of notice of termination, provided that for greater certainty nothing in Section 7.1(c) hereof shall render the Seller liable to the Buyer where the Seller would not be so liable but for Section 7.1(c) hereof.

          (d) Seller shall, within thirty (30) days after Closing but effective as at Closing, adopt amendments to the Employee Benefit Plans, including any defined benefit or defined contribution plan, but excluding any plan covered by the Collective Bargaining Agreements, covering any employees listed in Schedule 7.1, to provide for the acceleration of full vesting of such employees under such plan, and Seller shall not make any "rollover" or other lump sum distributions out of such plans until such amendments are in effect. The parties agree that they shall, during the said 30-day period after Closing, each co-operate with the other in reasonable ways to evaluate other alternatives to the acceleration of full vesting provided for in the first sentence of Section 7.1(d) hereof and in the event an alternative can be found which is satisfactory to both parties acting in their sole and absolute discretion, then such alternative shall be implemented in substitution for the first sentence of Section 7.1(d) hereof provided that such alternative shall first be approved in writing by each of the parties hereto, which approval may be arbitrarily and unreasonably withheld.

          Section 7.2    EMPLOYEE  BENEFITS  MATTERS.    The  Buyer  agrees
to continue to provide benefits to the employees listed on SCHEDULE 7.1 who are covered under the Collective Bargaining Agreements pursuant to the terms thereof. The Buyer agrees that it will establish and register, if necessary, with the appropriate Governmental Authorities a pension plan or plans for the employees listed on Schedule 7.1 (the "New Plan") which New Plan will provide to such employees substantially similar pension and other benefits provided for under the Employee Benefit Plans, save and except nothing in Sections 7.1 or 7.2 hereof shall require Buyer to provide a defined benefit or defined contribution or any other particular type of plan forming part of the Employee Benefit Agreements, it being acknowledged by the parties that the Buyer may in place of particular existing plans provide alternative or different plans which provide benefits which are , taken as a whole, financially equivalent to such existing plans. The Buyer agrees that the New Plan shall recognize the period of service recognized under the Employee Benefit Plans for the purposes of eligibility, vesting and benefit calculations under the New Plan as required by all applicable legislation including the Pension Benefits Act, the Canada Income Tax Act, and the Supplemental Pensions Plans Act and any agreements forming part of the Employee Benefit Plan.

          Section 7.3 NON-COMPETITION. As additional consideration for the mutual undertakings of the Buyer and the Seller contained in this Agreement, the Buyer and the Seller agree as follows:

          (a) The Seller shall not and represents and warrants to and covenants with the Buyer that no Affiliate of the Seller shall, for a period four (4) years after the Closing Date, directly or indirectly, either for itself or any other Person,

               (i) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with, lend its name or any similar name to, lend its credit to, or render services or advice to, any business whose products or activities compete as a whole or in part with the products or activities of the Business as of the date of this Agreement, anywhere within the United States or Canada (a "Competing Business); PROVIDED, however, that the Seller and any Affiliate of the Seller may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any recognized securities exchange or have been registered under
     Section 12(g) of the Securities Exchange Act of 1934, PROVIDED, further, that the covenant set forth in this subsection (a)(i) of this Section 7.3 shall not apply to any of the foregoing actions taken by the Seller or its Affiliates with respect to any enterprise whose operations include one or more Competing Businesses provided that the aggregate gross revenues from all such Competing Businesses in the United States and Canada do not exceed U.S. $30,000,000 in any calendar year during the term of this Section 7.3(a) and the Seller or such Affiliate shall not be prevented hereby from taking any such action, nor shall the Seller or such Affiliate, in the case of an acquisition of any interest in such an enterprise, be required to divest or discontinue any such Competing Business;


               (ii) (A) induce or attempt to induce any Employee listed on
     SCHEDULE 7.1 to leave the employ of the Buyer, (B) in any way interfere with the relationship between the Business and any such Employee listed on
     SCHEDULE 7.1, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any Employee listed on SCHEDULE 7.1, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Business to cease doing business with it, or in any way interfere with the relationship between the Business and any such customer, supplier, licensee, or business relation; or

               (iii) solicit the business of any Person known to the Seller to be a customer of the Business, whether or not the Seller has had direct contact with such Person, with respect to products or activities which compete as a whole or in part with the products or activities of the Business as of the date of this Agreement.

          (b)  The Seller agrees that the covenants set forth in subsection
(a) of this Section 7.3 are reasonable with respect to duration, geographical area and scope.

          (c) Neither party shall, at any time during or after the four (4) year period referred to in this Section 7.3, disparage in any manner the other party, its products, activities or business, or any of the other party's Affiliates, shareholders, directors, officers, employees or agents.

          (d) The Buyer shall not, and represents and warrants to and covenants with the Seller that no Affiliate of the Buyer shall, for a period of one (1) year after the Closing Date, permit any of its managerial personnel (directly or through a third party contractor) to induce or attempt to induce any employees of the Seller to leave the employ of the Seller, except by means of general advertisement or notice.

          Section 7.4 ACCESS TO RECORDS. Each party shall preserve all Records for a period of five (5) years from the Closing Date and shall allow each other party and its respective representatives, upon reasonable prior notice during normal business hours and without unreasonably interfering with operations, full access to and the right to examine and copy any Records that may be necessary or desirable for the preparation, filing and audit of all tax returns for all periods beginning prior to the Closing Date and the Closing NWC Statement. During such 5-year period, the Seller shall, to the extent reasonably requested in writing by the Buyer, provide the Buyer with photocopies of those income tax records which relate solely to the Business subject to such confidentiality covenants of the Buyer as the Seller shall reasonably request.

          Section 7.5    FURTHER ASSURANCES.

          (a) From time to time after Closing, at the Buyer's reasonable request and without further consideration, the Seller will, consistent with this Agreement, execute and deliver such other and further instruments of conveyance, assignment and transfer, and take such other actions, as the Buyer may reasonably request, for the effective conveyance and transfer of the Acquired Assets.

          (b) After Closing, the Buyer will provide the Seller with such assistance by the controller of the Business as may be reasonably necessary or desirable for the prompt and accurate preparation of the Closing NWC Statement.

          Section 7.6 TAX COLLECTION AND INFORMATION REPORTING OBLIGATIONS. The Buyer and the Seller agree to cooperate fully with the other's efforts to comply with any tax collection and information reporting obligations imposed upon the other with respect to the consummation of the transactions contemplated hereby and agrees to provide the other with such information as Seller may reasonably request from time to time in connection with such obligations.

          Section 7.7 ACCOUNTS RECEIVABLE. The Buyer shall use its best efforts to collect the Accounts Receivable consistent with the past practices of the Business. All amounts collected from an account debtor in respect of an Account Receivable shall be first applied to such Account Receivable. Buyer shall not compromise or otherwise settle any Account Receivable without Seller's consent, which consent shall not be unreasonably withheld, and, in the event Buyer fails to request such consent of Seller, Buyer shall not be entitled to indemnification from Seller with respect to the uncollected portion of any such compromised or settled Account Receivable. In the event that the Buyer successfully asserts and the Seller pays a claim for indemnification under Article X with respect to any uncollected Account Receivable or portion thereof, the Buyer shall assign such uncollected Account Receivable to the Seller.

          Section 7.8 NO MERGER, ETC. Seller agrees that it shall not dissolve, merge out of existence, or sell substantially all of its assets, as such assets exist on the date of this Agreement, prior to the sixth (6th) anniversary of the Closing Date, without requiring any successor and/or purchaser to become liable for the obligations of Seller hereunder. Seller may be relieved of this covenant at any time by providing Buyer with a guarantee of Seller's ultimate corporate parent in form and substance acceptable to the Buyer acting reasonably.

          Section 7.9   MANAGEMENT OFFICE.    Seller shall, after Closing,
permit and/or cause any Affiliate of Seller to permit, as necessary, the Buyer to continue to use, in the same manner and to the same extent used by the Seller in connection with the Business prior to Closing, the premises located at 10 Akron Road, Toronto, as a management office for the Business, on a month-to-month basis, but for no more than six (6) months from the Closing Date, upon the payment of a monthly rent to the Seller, at the beginning of each month, equal to the monthly inter-corporate charge paid by the Seller, to its Affiliate who is, in respect of the premises, the owner or tenant under a lease from a third party, in respect of the use by the Seller of such premises in connection with the Business prior to Closing, provided that the foregoing arrangement shall terminate at any time on at least thirty
(30) days written notice by the Buyer to the Seller and shall automatically terminate on that day which is six (6) months from the Closing Date. Buyer hereby indemnifies Seller from any damages resulting from any use of such premises by the Buyer not authorized herein or any damages caused by the negligence of the Buyer in connection with its use aforesaid of such premises.


                                  ARTICLE VIII
                                  TERMINATION


          Section 8.1 TERMINATION OF AGREEMENT. The parties may terminate this Agreement as provided below:

          (a) The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (i) the Seller has within the previous ten (10) days given the Buyer any notice pursuant to Section 5.6(a) above and (ii) the development that is the subject of the notice, either individually or in the aggregate with all other developments that are the subject of notices given pursuant to Section 5.6(a) has had or is reasonably expected to have a Material Adverse Effect.

          (c) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any representation, warranty or covenant contained in this Agreement in any respect, and the Buyer has notified the Seller of the breach and the breach has continued without cure for a period of fifteen (15) days after the notice of breach except where such breach would not have a Material Adverse Effect or (ii) if the Closing shall not have occurred on or before March 31, 1998, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer breaching any representation, warranty or covenant contained in this Agreement); and

          (d) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen
(15) days after the notice of breach or (ii) if the Closing shall not have occurred on or before March 31, 1998, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement).

          Section 8.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); PROVIDED, HOWEVER, that the provisions of Sections 5.5 above shall survive termination.


                                   ARTICLE IX
             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 9.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) All representations and warranties made by the Seller or the Buyer as to any fact or condition existing on or before the Closing Date in this Agreement, in any Exhibit, Schedule, certificate or other document delivered pursuant hereto, shall survive the Closing for a period of eighteen
(18) months, save and except that the representations and warranties in Sections 3.3 and 4.3 shall survive for three (3) years, the representations and warranties in Section 3.6, 3.10(b) and 3.16 shall survive for six (6) years and all representations and warranties regarding Taxes shall survive until the later of (i) the expiration of the applicable limitation period within which any assessment , reassessment or other determination of an amount owing can be made or (ii) six (6) months after such time as a final determination of such assessment, reassessment or other determination of an amount owing has been made and all appeal rights have been exhausted or no appeal has been made within the time prescribe for any such appeal.

          (b) All covenants made by the Seller or the Buyer in this Agreement or any document delivered pursuant to this Agreement, whether to be fulfilled or complied with before or after the Closing Date, shall survive the Closing for a period of six (6) years;

PROVIDED, that there shall be no termination of any such representation, warranty or covenant as to which a claim has been asserted in writing prior to the termination of any such survival period.


                                   ARTICLE X
                                INDEMNIFICATION

          Section 10.1   INDEMNITY  BY  SELLER.    The  Seller  shall
defend, indemnify and hold the Buyer, its officers, directors, employees, subsidiaries and Affiliates harmless from and against all Claims, damages, losses, liabilities, costs, penalties, fines and expenses (including reasonable attorneys' fees and disbursements and any other legal costs) (collectively, "LOSSES") arising out of or resulting from:

          (a) Any breach of, or failure to be true and correct, of the representations and warranties made by the Seller in this Agreement or in any agreement or instrument executed and delivered to the Buyer by or on behalf of the Seller pursuant to this Agreement;

          (b) Any failure by the Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by the Seller pursuant to this Agreement;

          (c) Any Claims of third parties against the Buyer relating to or arising out of the ownership, occupation and/or operation of the Business, the Acquired Assets, or the Premises, before (but not on or after) the Closing Date, including the Excluded Liabilities and excluding the Assumed Liabilities;

          (d) The failure to comply with any applicable bulk sales or bulk transfer laws, including without limitation the failure to comply with the Bulk Sales Act (Ontario) and the Quebec Sale of Enterprises Legislation;

          (e) Any Claims arising out of the cost of remediating any of the Premises if and as required by applicable Environmental, Health and Safety Laws and to the extent the Hazardous Materials addressed through such remediation were released or threatened to be released to the environment as of the Closing Date;

          (f) Any Claim brought by any Person or Governmental Authority arising out of any of the matters referred to in this Section 10.1;

          (g) Any Claims relating to or arising out of liabilities and obligations relating to employees which are not Assumed Liabilities.

A claim for indemnification under this Section 10.1, except Section 10.1(a) above, may be made regardless of whether or not the matter giving rise to such claim constitutes a breach of a representation, warranty or covenant of the Seller set forth in this Agreement or any Exhibit, Schedule, certificate or other document delivered pursuant hereto.

          Section 10.2 INDEMNITY BY THE BUYER. The Buyer shall defend, indemnify and hold the Seller, its officers, directors, employees, subsidiaries and Affiliates harmless from and against all Losses arising out of or resulting from:

          (a) Any breach of, or failure to be true and correct, of the representations and warranties made by the Buyer in this Agreement or in any agreement or instrument executed and delivered to the Seller by or on behalf of the Buyer pursuant to this Agreement;

          (b) Any failure by the Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or any of the documents and materials delivered by the Buyer pursuant to this Agreement;

          (c) The Assumed Liabilities, including for greater certainty those liabilities and obligations relating to employees assumed by the Buyer under
Section 2.2(d), (g) and (h);

          (d) Any Claims asserted by third parties against the Seller relating to the ownership, occupation and/or operation of the Business, the Acquired Assets or the Premises after Closing, including the Assumed Liabilities but excluding the Excluded Liabilities;

          (e) Any Claims brought by any Person or Governmental Authority arising out of any of the matters referred to in this Section 10.2;

          (f)  Any Claims for workers' compensation by Employees listed on
SCHEDULE 7.1 to whom Buyer is required to make an offer of employment under
Section 7.1(a) that are filed on or after the Closing Date, regardless of whether such Claims have arisen or will arise out of events occurring prior to the Closing Date, and whether insured or uninsured, and all expenses, incident to causing its own insurance carriers to honor such Claims in accordance with the terms and conditions of such programs or applicable workers' compensation statutes;

          (g) Any Claim made or asserted against the Seller by an employee of the Seller to whom the Buyer is required to offer employment under Section 7.1(a) that such employee has been wrongfully terminated by the Seller without reasonable notice or damages in lieu thereof as a result of the New Plan referred to in Section 7.2 not being sufficiently similar to the Employee Benefit Plan previously provided to such employee by the Seller.

A claim for indemnification under this Section 10.2, except Section 10.2(a) above, may be made regardless of whether or not the matter giving rise to such claim constitutes a breach of a representation, warranty or covenant of the Buyer set forth in this Agreement or any Exhibit, Schedule, certificate or other document delivered pursuant hereto.

          Section 10.3   INDEMNIFICATION CLAIMS.

          (a) If the Seller or the Buyer, as the case may be (in such instance, the "CLAIMANT") wishes to assert an indemnification Claim hereunder, the Claimant shall deliver to the indemnifying party a written notice (a "CLAIM NOTICE") setting forth:

                (i) the matter giving rise to the claim for indemnification,


               (ii) a description of all of the facts and circumstances Claimant giving rise to the claim, and


              (iii) a description of, and a reasonable estimate of the total amount of, the monetary amounts actually incurred or expected to be incurred for which indemnification is sought.


The untimely delivery of a Claim Notice by the indemnified party to the indemnifying party shall relieve the indemnifying party of liability with respect to such claim only to the extent such indemnifying party has been prejudiced by lack of timely notice with respect to such claim.

          (b) The Buyer and the Seller, in the event such party delivers such Claim Notice, are referred to herein as "INDEMNIFIED PARTIES," and the persons from whom indemnification may be sought pursuant to this Article X are referred to as an "INDEMNIFYING PARTY". Within twenty (20) days after receipt of any Claim Notice, the Indemnifying Party will (i) acknowledge in writing its responsibility for all or part of such matter for which indemnification is sought under this Article X, and will either (x) pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged, or (y) take such other action as is reasonably satisfactory to the Indemnified Party to provide reasonable security or other assurances for the performance of its obligations hereunder, and/or (ii) give written notice to the Indemnified Party of its intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties will negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter.

          (c) If an Indemnification Claim is a third party Claim, (a "THIRD PARTY CLAIM"), the Indemnifying Party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to participate, at its own expense, with respect to any such Third Party Claim. In connection with any such Third Party Claim, the parties shall cooperate with each other and provide each other with reasonable access to relevant books and records in their possession. No such Third Party Claim shall be settled without the prior written consent of the Indemnified Party. If a firm written offer is made to settle any such Third Party Claim and the Indemnifying Party proposes to accept such settlement and the Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such Third Party Claim; (ii) the maximum liability of the Indemnifying Party relating to such Third Party Claim shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such Third Party Claim is greater than the amount of the proposed settlement; and (iii) the Indemnified Party shall pay all attorneys' fees and legal costs and expenses incurred after rejection of such settlement by the Indemnified Party.

          Section 10.4   PROVISIONS REGARDING INDEMNITIES.   Each   party's
indemnification obligations under the provisions of Section 10.1 and 10.2 is subject to the following limitations: (i) except for (A) any failure by the Buyer to pay the Purchase Price in accordance with Section 2.3; (B) any adjustments to the Purchase Price under Section 2.4; (C) knowing and intentional breaches of representations, warranties or covenants; or (D) the Excluded Liabilities set forth in Schedule 2.2, no party shall be entitled to indemnification unless the total amount of indemnity owed to such party, together with, in the case of the indemnification of Buyer under Section 10.1, all matters disclosed pursuant to Section 5.6(a), individually or in the aggregate, except to the extent such matters are reflected in the Net Working Capital of the Business shown on the Final NWC Statement, equals or exceeds Cdn.$150,000, in which event the party entitled to indemnification shall be entitled to indemnification for all Losses, including the initial Cdn.$150,000; (ii) no party shall be entitled to any consequential or punitive damages, unless such amounts are awarded in or paid in connection with a third party claim for which there is indemnification; (iii) any indemnification owed by any party hereunder shall be reduced by any amounts paid to the Indemnified Party under insurance policies or otherwise received or reasonably recoverable by the Indemnified Party seeking indemnification from third parties; and (iv) the amount of any indemnification owed by either party hereunder shall not exceed the Purchase Price.

          Section 10.5 SUBROGATION. To the extent that the Indemnifying Party or LMP USA makes or is required to make any indemnification payment to any Indemnified Party, the Indemnifying Party or LMP USA shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any Affiliates of the Indemnified Party may have against any other person (other than any Buyer Indemnified Party or Seller Indemnified Party) with respect to any damages, circumstances or matter to which such indemnification payment is directly or indirectly related. The Indemnified Party shall permit the Indemnifying Party or LMP USA to use the name of the Indemnified Party and the names of the Affiliates of the Indemnified Party in any transaction or in any proceeding or other matter involving any of such rights or remedies; and the Indemnified Party shall take such actions as the

Indemnifying Party or LMP USA may reasonably request for the purpose of enabling the Indemnified Party, at its own expense, to perfect or exercise the Indemnifying Party's or LMP USA's right of subrogation hereunder.

          Section 10.6 EXCLUSIVITY. The right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this Article X shall be the sole and exclusive right and remedy exercisable by any person or entity entitled to indemnification hereunder with respect to any breach by the other party hereto of any representation, warranty or covenant.


                                   ARTICLE XI
                                 MISCELLANEOUS

          Section 11.1 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

          Section 11.2 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

          Section 11.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. No assignment of this Agreement shall release either party from their respective obligations hereunder.

          Section 11.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          Section 11.5 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 11.6 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     IF TO THE SELLER:             COPY TO:


     Lawson Mardon Packaging Inc.  J. Robertson MacIver, Esquire
     12 Akron Road                 Vice President, General Counsel &
     Toronto, Ontario  M8W 1T2     Secretary
     Canada                        Alusuisse - Lonza America Inc.
                                   1101 Wheaton Avenue
                                   Millville, NJ  08332-2047
                                   U.S.A.


     IF TO THE BUYER:              COPY TO:


     c/o Mail-Well, Inc.           Roger Wertheimer, Esquire
     23 Inverness Way East         Vice President, General Counsel &
     Suite 160                     Secretary
     Englewood, CO 80112           Mail - Well, Inc.
     Attention: Chairman           23 Inverness Way East
                                   Suite 160
                                   Englewood, CO 80112




Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          Section 11.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the Province of Ontario without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Province of Ontario.

          Section 11.8 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of their boards of directors. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          Section 11.9 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          Section 11.10  EXPENSES.  Except as otherwise provided in Sections
2.8 and 5.2, or in Article X, the Buyer and the Seller will each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 11.11 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Canadian federal, provincial, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          Section 11.12 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          Section 11.13 BULK TRANSFER AND SIMILAR LAWS. In consideration of the indemnity provided herein by Seller to Buyer, the Buyer waives compliance by the Seller with the provisions of any applicable bulk transfer laws, including the Quebec Sale of Enterprise Legislation and the Ontario Bulk Sales Act, of any jurisdiction in connection with the transactions contemplated by this Agreement. The Buyer declares that it is registered for purposes of the Quebec Sales Tax under an Act Respecting the Quebec Sales Tax (the "Quebec Sales Tax Act").

          Section 11.14 CONSENT TO JURISDICTION. SERVICE AND VENUE. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, each of the parties hereby agrees that personal jurisdiction and venue in any suit between the parties shall be in the Ontario Court (General Division), regardless of the convenience of such forum, and the parties further agree and consent to accept and acknowledge all service of process carried out by means of registered mail, return receipt requested in connection with any such matter.

          Section 11.15 EQUITABLE RELIEF. The parties expressly agree that a breach by any party of its obligations pursuant to Sections 5.5 or 7.3 or
7.9 of this Agreement would result in irreparable harm to the party against which the breach or threatened breach is committed and that money damages would not be a sufficient remedy for any such breach. Accordingly, in the event of a breach or threatened breach by a party or by any of its authorized representatives of any of the provisions of Sections 5.5 or 7.3 or 7.9 of this Agreement, and in addition to any other remedy provided herein or by law or in equity, the party against which the breach or threatened breach is committed shall be entitled to appropriate equitable relief, including injunctive relief and specific performance, in any court of competent jurisdiction. In addition, the party against which the breach or threatened breach is committed shall be entitled to receive from the breaching party its costs and reasonable attorneys' fees in connection with any successful enforcement of its rights under this Agreement.

          Section 11.16 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

          Section 11.17 NO WAIVER. No investigation made by Buyer (except for the pre-Closing Inventory taken by Seller and observed by Buyer) or disclosure made by Seller shall have the effect of diminishing any representation or warranty made herein by Seller or any indemnity set forth herein by Seller or Buyer. No waiver by Buyer of any provision, in whole or in part, of this Agreement shall operate as a waiver of any other provision.

          Section 11.18 LMP USA ACQUISITION AGREEMENT. No inference regarding the interpretation of this Agreement shall be drawn because of any difference in the wording of the LMP USA Acquisition Agreement.

          Section 11.19 FAX EXECUTION. This Agreement and any other documents delivered pursuant hereto may be executed and delivered by telecopier

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


LAWSON MARDON PACKAGING INC.       3014597 NOVA SCOTIA COMPANY




By:   /s/ J. R.  MacIver             By:    /s/ Roger Wertheimer
      ------------------------------        ------------------------------

Title: General Counsel and Secretary Title: Vice President-General Counsel
      ------------------------------        ------------------------------

                 GUARANTEE OF LAWSON MARDON PACKAGING USA INC.


          WHEREAS Lawson Mardon Packaging Inc., an Ontario corporation (the "Seller") desires to enter into an Asset Purchase Agreement dated even date herewith (the "Asset Purchase Agreement") with 3014597 Nova Scotia Company, a Nova Scotia unlimited liability company (the "Buyer");

          AND WHEREAS Lawson Mardon Packaging USA Inc., a Delaware corporation ("Guarantor I") desires to contemporaneously enter into an Asset Purchase Agreement dated even date herewith (the "U.S. Agreement") with Mail-Well I Corporation, a Delaware corporation (the "U.S. Buyer");

          AND WHEREAS Seller and Guarantor I are Affiliates within the meaning of both the Asset Purchase Agreement and the U.S. Agreement;

          AND WHEREAS Buyer and U.S. Buyer are Affiliates within the meaning of both the Asset Purchase Agreement and the U.S. Agreement;

          NOW THEREFORE IN CONSIDERATION OF the sum of One Dollar ($1.00), now paid by Buyer to Guarantor I, in order to induce Buyer to enter into and perform the Asset Purchase Agreement, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by Guarantor I), Guarantor I hereby guarantees to the Buyer the payment by the Seller of any amount due and owing by the Seller to the Buyer pursuant to the Asset Purchase Agreement, including but not limited to those arising under
Article X thereof, and the performance by Seller of all other obligations of Seller under the Asset Purchase Agreement, subject to any defenses available to the Seller thereunder or otherwise available to the Seller pursuant to law or in equity, save and except (i) any stay, discharge or other defences arising in the course of any bankruptcy or insolvency proceeding of the Seller or (ii) voidance of the obligation of Seller under any fraudulent transfer legislation or in any bankruptcy or insolvency proceedings involving Seller. Buyer shall not be required to exercise all or any of its rights and remedies or to exhaust its recourse against Seller or others before being entitled to claim against Guarantor I. Any arrangement, accommodation or settlement between Buyer and Seller shall be conclusively binding on Guarantor I. No change in the constating documents, ownership, direct or indirect control of Seller or any other circumstance of any kind whatsoever affecting either Seller or Guarantor I which might otherwise afford a legal or equitable defense to Guarantor I or a discharge of the guarantee herein shall in any way limit or lessen the liability of Guarantor I hereunder. No delay on the part of Buyer in exercising its rights shall constitute a waiver. No defense shall be raised by Guarantor I that Seller lacks capacity, power or authority, may not be a legal or suable entity or arising out of any irregularity, defect or informality whether or not known to the Seller. Any amount previously paid by Seller to Buyer which is rescinded or returned for any reason, including without limitation the insolvency, bankruptcy or reorganization of Seller, shall be deemed to be reinstated and to be owing by Seller for purposes hereof. Buyer shall have no obligation to keep Guarantor I informed. Guarantor I waives any rights it may have as surety that are inconsistent with the provisions hereof. This Guarantee is in addition to and not in substitution for any other rights of Buyer. This Guarantee shall be governed by and subject to the laws of the State of Maryland and Guarantor I hereby accepts and irrevocably submits to the jurisdiction of the Courts of the State of Maryland. To the extent not inconsistent with the provisions of this Guarantee, the general provisions of the Asset Purchase Agreement shall apply to Guarantor I as if Guarantor I was the Seller. Notwithstanding anything set forth in this Guarantee, Buyer shall not be entitled to rely on this Guarantee in respect of any claim for breach or indemnity against Seller under the Asset Purchase Agreement unless Buyer has given Seller written notice of and an opportunity, within thirty (30) days of receipt of such notice, to cure or satisfy any such claim for breach or indemnity.

LAWSON MARDON PACKAGING USA INC.




By:
      ------------------------------

Title:
      ------------------------------

Dated January 31st, 1998.

                          GUARANTEE OF MAIL-WELL, INC.


          WHEREAS Lawson Mardon Packaging Inc., an Ontario corporation (the "Seller") desires to enter into an Asset Purchase Agreement dated even date herewith (the "Asset Purchase Agreement") with 3014597 Nova Scotia Company, a Nova Scotia unlimited liability company (the "Buyer");

          AND WHEREAS Lawson Mardon Packaging USA Inc., a Delaware corporation (the "U.S. Seller") desires to contemporaneously enter into an Asset Purchase Agreement dated even date herewith (the "U.S. Agreement") with Mail-Well I Corporation, a Delaware corporation (the "U.S. Buyer");

          AND WHEREAS Seller and U.S. Seller are Affiliates within the meaning of both the Asset Purchase Agreement and the U.S. Agreement;

          AND WHEREAS Buyer and U.S. Buyer are Affiliates within the meaning of both the Asset Purchase Agreement and the U.S. Agreement;

          AND WHEREAS Mail-Well, Inc., a Delaware corporation ("Guarantor II") is an Affiliate of Buyer and U.S. Buyer within the meaning of both the Asset Purchase Agreement and the U.S. Agreement;

          NOW THEREFORE IN CONSIDERATION OF the sum of One Dollar ($1.00) now paid by Seller to Guarantor II, in order to induce Seller to enter into and perform the Asset Purchase Agreement, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by Guarantor II), Guarantor II hereby guarantees to the Seller the payment by the Buyer of any amount due and owing by the Buyer to the Seller pursuant to the Asset Purchase Agreement, including but not limited to those arising under Article X thereof, and the performance by Buyer of all other obligations of Buyer under the Asset Purchase Agreement, subject to any defenses available to the Buyer thereunder or otherwise available to the Buyer pursuant to law or in equity, save and except (i) any stay, discharge or other defences arising in the course of any bankruptcy or insolvency proceeding of the Buyer or (ii) voidance of the obligation of Buyer under any fraudulent transfer legislation or in any bankruptcy or insolvency proceedings involving Buyer. Seller shall not be required to exercise all or any of its rights and remedies or to exhaust its recourse against Buyer or others, before being entitled to claim against Guarantor II. Any arrangement, accommodation or settlement between Seller and Buyer shall be conclusively binding on Guarantor II. No change in the constating documents, ownership, direct or indirect control of Buyer or any other circumstance of any kind whatsoever affecting either Buyer or Guarantor II which might otherwise afford a legal or equitable defense to Guarantor II or a discharge of the guarantee herein shall in any way limit or lessen the liability of Guarantor II hereunder. No delay on the part of Seller in exercising its rights shall constitute a waiver. No defense shall be raised by Guarantor II that Buyer lacks capacity, power or authority, may not be a legal or suable entity or arising out of any irregularity, defect or informality whether or not known to the Buyer. Any amount previously paid by Buyer to Seller which is rescinded or returned for any reason, including without limitation the insolvency, bankruptcy or reorganization of Buyer, shall be deemed to be reinstated and to be owing by Buyer for purposes hereof. Seller shall have no obligation to keep Guarantor II informed. Guarantor II waives any rights it may have as surety that are inconsistent with the provisions hereof. This Guarantee is in addition to and not in substitution for any other rights of Seller. This Guarantee shall be governed by and subject to the laws of the State of Maryland and Guarantor II hereby accepts and irrevocably submits to the jurisdiction of the Courts of the State of Maryland. To the extent not inconsistent with the provisions of this guarantee, the general provisions of the Asset Purchase Agreement shall apply to Guarantor II as if Guarantor II was the Buyer. Notwithstanding anything set forth in this Guarantee, Seller shall not be entitled to rely on this Guarantee in respect of any claim for breach or indemnity against Buyer under the Asset Purchase Agreement unless Seller has given Buyer written notice of and an opportunity, within thirty
(30) days of receipt of such notice, to cure or satisfy any such claim for breach or indemnity.

MAIL-WELL, INC.




By:
      ------------------------------

Title:
      ------------------------------

Dated January 31st , 1998.